Exhibit 99.1
NOTICE OF
2006 ANNUAL AND SPECIAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 24, 2006
Dear Shareholder:
     NOTICE IS HEREBY GIVEN that the 2006 Annual and Special General Meeting, or the Meeting, of shareholders of Aspreva Pharmaceuticals Corporation will be held on Wednesday, May 24, 2006 at 10:00 a.m. (Pacific Daylight Time) in the Cortes Island Room of the Fairmont Hotel Vancouver, 900 West Georgia Street, Vancouver, British Columbia, for the following purposes:
•	to receive our 2005 Annual Report to shareholders and our audited consolidated financial statements for the year ended December 31, 2005, together with the report of the auditor and independent registered public accounting firm on those financial statements;

•	to elect eight directors for the ensuing year;

•	to appoint Ernst & Young LLP as our auditor and independent registered public accounting firm for the ensuing year and to authorise the audit committee of our board of directors to fix the remuneration to be paid to the auditor and independent registered public accounting firm;

•	to amend the Aspreva 2002 Incentive Stock Option Plan to increase from 3,531,000 to 4,031,000 common shares in respect of which stock options may be granted thereunder; and

•	to transact such other business as may properly come before the Meeting, or at any adjournments or postponements thereof.
Further information regarding the matters to be considered at the Meeting is set out in the accompanying Proxy Statement.
Our board of directors has fixed the close of business on Friday, April 7, 2006 as the record date for determining shareholders entitled to receive notice of and to vote at the Meeting. Only our registered shareholders as of April 7, 2006 will be entitled to vote, in person or by proxy, at the Meeting.
Whether or not you plan to attend the Meeting, we urge you to complete and return the enclosed paper proxy, or vote by proxy over the Internet, as instructed in the accompanying Proxy Statement. To be effective, your proxy must be received by our registrar and transfer agent, Computershare Investor Services Inc., no later than Friday, May 19, 2006 at 4:30 p.m. (Eastern Daylight Time) or, if the Meeting is adjourned or postponed, no later than 4:30 p.m. (Eastern Daylight Time) on the second-last business day prior to the date on which the Meeting is adjourned or postponed. Proxies received by Computershare after this time will not be accepted; however, the Chairman may determine, in his sole discretion, to accept a proxy that is delivered in person to the Chairman at the Meeting as to any matter in respect of which a vote has not already been cast.
If you are a beneficial shareholder who holds your common shares through an intermediary, such as a brokerage firm, bank, dealer or other similar organization, you should follow the voting procedures provided by: (a) our registrar and transfer agent, Computershare Investor Services Inc., if you have given permission to your intermediary to disclose your share ownership information to Aspreva; or (b) your intermediary, if you have objected to your intermediary’s disclosure of such information.

BY ORDER OF THE BOARD OF DIRECTORS

Bruce G. Cousins
Chief Financial Officer
Victoria, British Columbia
April 20, 2006

PROXY STATEMENT FOR THE
2006 ANNUAL AND SPECIAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 24, 2006
Unless the context otherwise requires, in this Proxy Statement all references to “Aspreva”, “we”, “our”, and “us” refer to Aspreva Pharmaceuticals Corporation and its subsidiaries.
INFORMATION ABOUT THIS PROXY STATEMENT AND
THE 2006 ANNUAL AND SPECIAL GENERAL MEETING OF SHAREHOLDERS
Why did I receive this Proxy Statement?
Aspreva has sent this Notice of Annual and Special General Meeting and Proxy Statement, together with the enclosed paper proxy, because our board of directors is soliciting your proxy to vote at the 2006 Annual and Special General Meeting, or the Meeting, of shareholders of Aspreva. This Proxy Statement contains information about the matters to be voted on at the Meeting and important information about Aspreva. As many of our shareholders are expected to be unable to attend the Meeting in person, proxies are solicited by mail to give each shareholder an opportunity to vote on all matters that will properly come before the Meeting. References in this Proxy Statement to the Meeting include any adjournments or postponements of the Meeting.
We intend to mail this Proxy Statement and accompanying paper proxy on or about Thursday, April 20, 2006 to all of our shareholders entitled to vote at the Meeting.
What is the date, time and place of the Meeting?
The Meeting will be held in the Cortes Island Room of the Fairmont Hotel Vancouver, 900 West Georgia Street, Vancouver, British Columbia, on Wednesday, May 24, 2006, at 10:00 a.m. (Pacific Daylight Time).
Who can vote at the Meeting?
Only registered shareholders as at the close of business on Friday, April 7, 2006 will be entitled to vote at the Meeting. As of April 7, 2006, there were 34,581,071 common shares outstanding. Each common share entitles the holder thereof to one vote at the Meeting. Unless otherwise stated, information in this Proxy Statement is given as at April 7, 2006.
Registered Shareholder: Common Shares Registered in Your Name
If on April 7, 2006 your common shares were registered directly in your name with our registrar and transfer agent, Computershare Investor Services Inc., then you are a registered shareholder. As a registered shareholder, you may vote in person at the Meeting or vote by proxy. Whether or not you plan to attend the Meeting, we urge you to complete and return the enclosed paper proxy, or vote by proxy over the Internet, as instructed below to ensure your vote is counted.
Beneficial Shareholder: Common Shares Registered in the Name of an Intermediary such as a Brokerage Firm, Bank, Dealer or other Similar Organization
If on April 7, 2006, your common shares were held in an account with an intermediary, such as a brokerage firm, bank, dealer or other similar organization, then you are a beneficial shareholder and your common shares are held in “street name”. The intermediary holding your account, or a clearing agency (such as The Canadian Depository for Securities Limited in Canada or Cede & Co. in the United States) of which the intermediary is a participant, is considered the registered shareholder for purposes of voting at the Meeting. As a beneficial shareholder, you have the right to direct the intermediary or clearing agency on how to vote the common shares registered in their name. You are also invited to attend the Meeting; however, since you are not the registered shareholder, you will not be able to vote your common shares registered in the name of the intermediary or clearing agency unless you have been appointed as a proxyholder by the intermediary or clearing agency.

What am I voting on at the Meeting?
At the Meeting, our shareholders will be asked to vote on the following resolutions:
•	to elect eight directors for the ensuing year;

•	to appoint Ernst & Young LLP as our auditor and independent registered public accounting firm for the ensuing year and to authorise the audit committee of our board of directors to fix the remuneration to be paid to the auditor and independent registered public accounting firm;

•	to amend the Aspreva 2002 Incentive Stock Option Plan to increase from 3,531,000 to 4,031,000 common shares in respect of which stock options may be granted thereunder; and

•	to transact such other business as may properly come before the Meeting, or at any adjournments or postponements thereof.
How does the Board recommend that I vote?
Our board of directors believes that the election of its eight nominees to our board, the appointment of Ernst & Young LLP as our auditor and independent registered public accounting firm and the approval of the amendment to the Aspreva 2002 Incentive Stock Option Plan to increase from 3,531,000 to 4,031,000 common shares in respect of which stock options may be granted thereunder are in the best interests of Aspreva and our shareholders and, accordingly, recommends that each shareholder vote his or her shares “FOR” each of the named nominees for election to our board of directors and “FOR” each of the other proposals.
What vote is required in order to approve each proposal?
Directors are elected by a plurality of votes cast by proxy or in person at the Meeting, which means that those nominees for election to our board of directors who receive the largest number of favourable votes will be elected our directors, up to the maximum number of eight directors set by our directors. Shareholders are not entitled to cumulate votes for the election of directors. Abstention from voting on the election of directors will have no impact on the outcome of this proposal since no vote will have been cast in favour of any nominee.
A simple majority of the votes cast by proxy or in person at the Meeting is required to approve the appointment of Ernst & Young LLP as our auditor and independent registered public accounting firm.
A simple majority of the votes cast by disinterested shareholders (i.e. votes of our insiders who are eligible to participate in the Aspreva 2002 Incentive Stock Option Plan and their associates will be excluded) by proxy or in person at the Meeting is required to approve the amendment to the Aspreva 2002 Incentive Stock Option Plan to increase from 3,531,000 to 4,031,000 common shares in respect of which stock options may be granted thereunder.
Proxies returned by intermediaries as “non-votes” because the intermediary has not received instructions from the beneficial shareholder with respect to the voting of certain of our common shares or, under applicable stock exchange or other rules, the intermediary does not have the discretion to vote those common shares on one or more of the matters that come before the Meeting, will be treated as not entitled to vote on any such matter and will not be counted as having been voted in respect of any such matter. Common shares represented by such broker “non-votes” will, however, be counted in determining whether there is a quorum for the Meeting.
How do I vote?
Registered Shareholder: Common Shares Registered in Your Name
If you are a registered shareholder you may vote by proxy or in person at the Meeting. Whether or not you plan to attend the Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Meeting and vote in person if you have already voted by proxy.
•	To vote in person at the Meeting, please come to the Meeting and we will give you an attendance card when you arrive.

•	To vote using the enclosed paper proxy, please complete, sign and return your proxy in accordance with the instructions on the proxy.

•	To vote by proxy over the Internet, go to www.computershare.com/proxy and follow the online voting instructions and refer to your holder account number and proxy access number provided on the enclosed paper proxy.
Whether you are voting by paper or Internet proxy, your proxy must be received by our registrar and transfer agent, Computershare Investor Services Inc., Attention Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, facsimile: within North America at (866) 249-7775 or outside North America at (416) 263-9524, no later than Friday, May 19, 2006 at 4:30 p.m. (Eastern Daylight Time) or, if the Meeting is adjourned or postponed, no later than 4:30 p.m. (Eastern Daylight Time) on the second-last business day prior to the date on which the Meeting is adjourned or postponed. Proxies received by Computershare after this time will not be accepted; however, the Chairman may determine, in his sole discretion, to accept a proxy that is delivered in person to the Chairman at the Meeting as to any matter in respect of which a vote has not already been cast.
If the instructions you give in your proxy are clear, and if the proxy is properly completed and delivered as described above and has not been revoked, the common shares represented by your proxy will be voted or withheld from voting on any poll that may be called for and, if you specify a choice with respect to any matter to be acted upon, the common shares will be voted on any poll in accordance with your instructions.
You have the right to appoint another person to attend and act on your behalf at the Meeting other than the persons named in the enclosed paper proxy. To exercise this right, please insert the name of your nominee in the blank space provided. A person appointed as a proxyholder need not be a shareholder.
Beneficial Shareholder: Common Shares Registered in the Name of an Intermediary such as a Brokerage Firm, Bank, Dealer or other Similar Organization
We have two kinds of beneficial shareholders — those who have given permission to their intermediary to disclose their ownership information to us, otherwise referred to as “non-objecting beneficial owners”, and those who have objected to their intermediary’s disclosure of this information, otherwise referred to as “objecting beneficial owners”. As allowed under Canadian provincial securities laws, we have obtained a list of our non-objecting beneficial owners from intermediaries and have used that list to distribute proxy-related materials directly to non-objecting beneficial owners.
If you are a non-objecting beneficial owner, then you will receive a voting information form from our registrar and transfer agent, Computershare Investor Services Inc. If you are an objecting beneficial owner, then you will receive a voting information form from your intermediary.
The voting instruction form that you will receive is similar to the proxy that we provide to our registered shareholders; however, its purpose is limited to instructing your intermediary or clearing agency, as the registered shareholder, on how to vote on your behalf. No person will be admitted at the Meeting to vote by presenting a voting instruction form.
•	To vote using the voting information form, simply complete and return the voting information form in accordance with its instructions.

•	To vote in person at the Meeting, you must instruct Computershare if you are a non-objecting beneficial owner, or your intermediary if you are an objecting beneficial owner, to appoint you as proxyholder.
If you have any questions, contact Computershare if you are a non-objecting beneficial owner, or your intermediary if you are an objecting beneficial owner.
How will proxies be exercised?
The proxyholder will vote according to instructions in the proxy on any ballot which may be called for and for which a choice has been specified. Unless otherwise indicated by you on the proxy, your common shares will be voted “FOR” the election of our board of directors’ nominees for election to our board and the other motions proposed to be made at the Meeting as stated in the proxy.
The proxy also confers upon the proxyholder discretionary authority to vote all common shares represented by the proxy with respect to amendments or variations to matters identified in the Notice of Meeting and any other matter that properly comes before the Meeting. Our board of directors know of no such amendment, variation or other matter that is to be presented for action at the Meeting. However, if any other matters which are not now known to our board of directors should properly come before the Meeting, the proxies will be voted, or withheld, by the proxyholder in his or her discretion.

What is the quorum for the Meeting?
To transact business at the Meeting, a quorum of shareholders must be present at the commencement of the Meeting, either in person or by proxy. Under Aspreva’s articles, the quorum for the transaction of business at the Meeting is two persons who are, or who represents by proxy, shareholders who, in the aggregate, hold at least 20% of our common shares. If within one-half hour from the time set for the Meeting a quorum is not present, the Meeting will stand adjourned to the same day in the next week at the same time and place. If at such adjourned meeting a quorum is not present within one-half hour from the time set, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting will constitute a quorum. Aspreva has received a waiver of Rule 4350(f) from NASDAQ which would otherwise require a quorum of holders of not less than 33 1/3% of our common shares.
What does it mean if I receive more than one set of proxy materials?
This means that you own common shares that are registered under different names. For example, you may own some shares directly as a registered shareholder and other shares as a beneficial shareholder through an intermediary, or you may own shares through more than one such organization. In these situations, you will receive multiple sets of proxy materials. It is necessary for you to complete and return all paper proxies, or vote by proxy over the Internet, and complete and return all voting instruction forms in order to vote all of the shares you own. Each paper proxy you receive will come with its own return envelope. If you vote by mail, please make sure you return each paper proxy in the return envelope that accompanies that proxy.
Can I revoke my proxy?
Yes, if you are a registered shareholder and have voted by paper or Internet proxy, you may revoke your proxy by delivering a duly executed proxy by paper or Internet with a later date or a form of revocation of proxy. Whether you are voting by paper or Internet proxy, your proxy must be received by our registrar and transfer agent, Computershare Investor Services Inc., Attention Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, facsimile: within North America at (866) 249-7775 or outside North America at (416) 263-9524, no later than Friday, May 19, 2006 at 4:30 p.m. (Eastern Daylight Time) or, if the Meeting is adjourned or postponed, no later than 4:30 p.m. (Eastern Daylight Time) on the second-last business day prior to the date on which the Meeting is adjourned or postponed. Proxies received by Computershare after this time will not be accepted.
Alternatively, you may revoke your proxy and vote in person, by delivering a form of revocation of proxy to the Chairman of the Meeting at the Meeting or any adjournments or postponements thereof before the taking of a vote in respect of which the proxy is to be used. You may also revoke your proxy in any other manner permitted by law.
If you are a non-objecting beneficial owner, you should contact Computershare in order to obtain instructions regarding the procedures for revoking any voting instructions that you previously provided to Computershare. Similarly, if you are an objecting beneficial owner, you should contact the intermediary that holds your common shares in order to obtain instructions regarding the procedures for the revoking any voting instructions that you previously provided to your intermediary.
Who pays the cost of the proxy solicitation?
We will pay the cost of soliciting these proxies, including the printing, handling and mailing of the proxy materials. Copies of these materials will be given to brokerage firms, banks, dealers or other similar organizations that hold our common shares for our beneficial shareholders. We will reimburse these brokerage firms, banks, dealers or other similar organizations for their reasonable out of pocket expenses in forwarding proxy materials to our beneficial shareholders. In addition, proxies may be solicited by certain of our directors, executive officers and employees personally or by telephone, mail, facsimile or e-mail. No additional compensation will be paid to our directors, officers or other employees for soliciting proxies. We may, if determined advisable, retain at our cost an agency to solicit proxies for us in Canada and in the United States.
Which proxy solicitation requirements does Aspreva comply with?
We comply with the proxy solicitation requirements under Canadian provincial securities laws. As a “foreign private issuer”, we are exempt from the United States Securities and Exchange Commission, or SEC, rules regarding proxy solicitations (and certain related matters) and therefore are not subject to the procedural requirements of Rule l4a-5(e) of the Securities and Exchange Act of 1934.
How can I make a shareholder proposal for Aspreva’s 2007 Annual General Meeting?
If you want to propose a matter for consideration at our 2007 Annual General Meeting, then that proposal must be received at our registered office at 25th Floor, Toronto Dominion Bank Tower, 700 West Georgia Street, Vancouver, British Columbia, V7Y IB3 by February 19, 2007. For a proposal to be valid, it must, subject to the Business Corporations Act (British Columbia), be in

writing, accompanied by the requisite declarations and signed by the submitter and qualified shareholders who at the time of signing are the registered or beneficial owners of shares that, in the aggregate: (a) constitute at least 1% of our issued common shares that have the right to vote at general meetings; or (b) have a fair market value in excess of C$2,000. For the submitter or a qualified shareholder to be eligible to sign the proposal, that shareholder must have been the registered or beneficial owner of our common shares that carry the right to vote at general meetings for an uninterrupted period of at least two years before the date the proposal is signed.
What if I have any questions regarding the Meeting?
If you have any questions regarding the Meeting, please contact our registrar and transfer agent, Computershare Investor Services Inc.:

•	by phone:	(800) 564-6253 (toll-free within North America) (514) 982-7555 (outside North America)

•	by e-mail:	service@computershare.com

•	by mail:	Computershare Investor Services Inc. 9th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1
How can I find out the results of the voting at the Meeting?
Preliminary voting results will be announced at the Meeting. Final voting results will be filed with the Canadian provincial securities regulatory authorities on SEDAR at www.sedar.com, and will also be published in our Quarterly Report on Form 10-Q for the second quarter of 2006 and filed with the SEC on EDGAR at www.sec.gov/edgar.shtml and filed with the Canadian provincial securities regulatory authorities on SEDAR as noted above.
CURRENCY
In this Proxy Statement, unless otherwise specified, all monetary amounts are in United States dollars. To the extent that such monetary amounts are derived from our consolidated financial statements filed with the SEC on EDGAR at www.sec.gov/edgar.shtml, and filed with the Canadian provincial securities regulatory authorities on SEDAR at www.sedar.com, they have been translated into United States dollars in accordance with our accounting policies as described therein. All other monetary amounts have been translated into United States dollars at the April 7, 2006 noon buying rate published by the Federal Reserve Bank of New York, being US$1.00 = C$1.1464. The noon buying rate published by the Federal Reserve Bank of New York as at December 31, 2005 was US$1.00 = C$1.1656, as at December 31, 2004 was US$1.00 = C$1.2034 and as at December 31, 2003 was US$1.00 = C$1.2923.
PROPOSAL 1
ELECTION OF DIRECTORS
DIRECTOR NOMINEES FOR ELECTION
Our board of directors currently consists of eight individuals. All current directors intend to stand for re-election to our board of directors. Our board of directors has put forward the names of the current directors as nominees as outlined below.
Our directors are elected at each annual general meeting of our shareholders and serve until their successors are elected or appointed, unless they resign or are removed earlier. As provided in our articles, our board of directors has set the number of directors at eight. Proxies cannot be voted for a greater number of nominees for election to our board of directors than the number of directors currently set by the board of directors.
We are not aware that any of our nominees will be unable or unwilling to serve as a director of Aspreva; however, should we become aware of such an occurrence before the election of directors takes place at the Meeting, if the persons named in the accompanying paper proxy are appointed as proxyholder, it is intended that the discretionary power granted under such proxy will be used to vote for any substitute nominee or nominees whom our board of directors in its discretion, may select.
Directors are elected by a plurality of votes cast by proxy or in person at the Meeting, which means that those nominees for election to our board of directors who receive the largest number of favourable votes will be elected as our directors, up to the maximum number of eight directors set by our directors. Shareholders are not entitled to cumulate votes for the election of directors. Abstention from voting on the election of directors will have no impact on the outcome of this proposal since no vote will have been cast in favour of any nominee.
The persons named in the accompanying proxy intend to vote the common shares represented by proxies for which either of them is appointed proxyholder “FOR” each named nominee.
OUR BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” EACH NAMED NOMINEE
INFORMATION ON NOMINEES FOR DIRECTORS
The following provides the names and ages of the nominees recommended by our board of directors for election to our board, the year in which each first became a director and their principal occupations or employment during at least the past five years. This information has been provided to us as of March 23, 2006 by the respective nominees.

Name of Nominee and
Municipality of Residence	Age	Current Position	Director Since
Richard M. Glickman Sidney, British Columbia	47	Chairman and Chief Executive Officer	January 2002

Noel F. Hall Victoria, British Columbia	44	President and Director	January 2002

Kirk K. Calhoun, C.P.A.(1) Santa Monica, California	61	Director	September 2004

Ronald M. Hunt(2) Tarrytown, Pennsylvania	41	Director	March 2004

Julia G. Levy, Ph.D.(1) Vancouver, British Columbia	71	Director	December 2004

R. Hector MacKay-Dunn, Q.C.(3) Vancouver, British Columbia	55	Director and Corporate Secretary	December 2004

George M. Milne, Ph.D.(2) (3)(4) Boca Grande, Florida	62	Director	September 2004

Arnold L. Oronsky, Ph.D.(1) (2) Los Altos Hills, California	66	Director	March 2004
Notes:

(1)	Member of our audit committee.

(2)	Member of our compensation committee.

(3)	Member of our nominating and corporate governance committee.

(4)	Lead Director.
Richard M. Glickman is a co-founder of Aspreva and has been our Chairman of the Board and Chief Executive Officer since January 2002. In 1990, Mr. Glickman co-founded Stressgen Biotechnologies Corporation, a biotechnology company, and served as its Chief Executive Officer until 2000. Since 2000, Mr. Glickman has served as a director of Vigil Health Solutions Inc., a healthcare services company, and served as the Chairman of the Board from 2000 to 2005. Mr. Glickman holds a B.Sc. in Microbiology and Immunology from McGill University.
Noel F. Hall is a co-founder of Aspreva and has been our President and a member of our board of directors since January 2002. In 1995, Mr. Hall co-founded the life sciences practice of Hill and Knowlton, a consulting firm, and until 2002 served as head of global strategic planning for the firm’s worldwide pharmaceutical consulting practice. From 1992 to 1995, Mr. Hall was Director of Corporate Affairs for the United Kingdom and Northern Europe for The Wellcome Foundation Ltd., now part of GlaxoSmithKline plc, a pharmaceutical company. From 1985 to 1990, Mr. Hall worked in market development with Abbott Laboratories Ltd., a pharmaceutical company. From 1983 to 1985, Mr. Hall was a regional sales manager with Leo Laboratories Ltd., a pharmaceutical company. Mr. Hall holds an M.L.S.O. from Paddington Technical College, University of Westminster.

Kirk K. Calhoun, C.P.A. has been a member of our board of directors since September 2004. Mr. Calhoun joined Ernst & Young LLP, an independent registered public accounting firm, in 1965 and served as a partner of the firm from 1975 until his retirement in 2002. Mr. Calhoun is a Certified Public Accountant. Mr. Calhoun serves on the board of directors of Adams Respiratory Therapeutics, Inc., a specialty pharmaceutical company, American Pharmaceutical Partners, Inc., a pharmaceutical company, and Myogen, Inc., a biopharmaceutical company. Mr. Calhoun holds a B.S. in Accounting from the University of Southern California.
Ronald M. Hunt has been a member of our board of directors since March 2004. Since 2005, Mr. Hunt has been a Managing Director of New Leaf Venture Partners, L.L.C., a spin-off of the Sprout Group, a venture capital affiliate of Credit Suisse First Boston. New Leaf Venture Partners, L.L.C. was formed in 2005 and manages the healthcare portfolio of the Sprout Group. From 1998 to 2005, Mr. Hunt held various positions, including partner and director, with the Sprout Group. From 1996 to 1998, Mr. Hunt served as a strategy and operations consultant with The Healthcare Group, a consulting firm. From 1994 to 1996, Mr. Hunt served as a strategy and operations consultant with Coopers and Lybrand Consulting, a consulting firm. From 1992 to 1994, Mr. Hunt served in a marketing role with Johnson & Johnson, a pharmaceutical company. From 1986 to 1992, Mr. Hunt served in various marketing, strategic planning and sales positions with SmithKline Beecham, now GIaxoSmithKline plc, a pharmaceutical company. Mr. Hunt is a director of Corixa Corporation, a pharmaceutical company. Mr. Hunt holds a B.S. from Cornell University and an M.B.A. from The Wharton School at the University of Pennsylvania.
Julia G. Levy, Ph.D. has been a member of our board of directors since December 2004. In 1981, Dr. Levy co-founded QLT Inc., a biopharmaceutical company, and has been a member of its board of directors since 1983. Since 2002, Dr. Levy has been Executive Chairman of the Scientific Advisory Board of QLT. From 1996 to 2002, Dr. Levy was the President and Chief Executive Officer of QLT. From 1986 to 1996, Dr. Levy held positions with QLT as a Vice President, Senior Vice President and Acting President and Chief Executive Officer. From 1973 to 1999, Dr. Levy was a Professor of Microbiology at the University of British Columbia. Dr. Levy is a Fellow of the Royal Society of Canada. Dr. Levy holds a B.A. from the University of British Columbia and a Ph.D. in Experimental Pathology from the University of London.
R. Hector MacKay-Dunn, Q.C. has been a member of our board of directors since December 2004, and prior to that was a member of our board of directors from June 2003 to September 2004. Mr. MacKay-Dunn has been our Corporate Secretary since September 2004. Mr. MacKay-Dunn is a senior partner with Farris, Vaughan, Wills & Murphy LLP, a Vancouver based law firm, and has been with the firm since 1978. Mr. MacKay-Dunn is the Chair of the British Columbia Innovation Council, a Provincial Crown Agency, a member of the University of British Columbia Industry Liaison (UILO) Advisory Council and a member of the University of British Columbia Faculty of Science Dean’s Advisory Council. Mr. MacKay-Dunn holds a B.A. and an LL.B. from the University of British Columbia and was appointed Queen’s Counsel by the British Columbia Cabinet in 2003.
George M. Milne, Ph.D. has been a member of our board of directors since September 2004. Since 2003, Dr. Milne has been a venture partner at Radius Ventures, a venture capital firm focused on the life science industry. From 2000 to 2003, Dr. Milne was Executive Vice President of Global Research and Development at Pfizer, Inc., a pharmaceutical company. While at Pfizer, Dr. Milne also held a number of senior management positions including President of Pfizer’s Central Research with global responsibility for Human and Veterinary Research and Development from 1993 to 2000. Dr. Milne is a member of the board of directors of Charles River Laboratories, Inc., a drug development service company, MedImmune, Inc., a biopharmaceutical company, and Mettler Toledo International, Inc., a precision instruments company. Dr. Milne holds a B.S. in Chemistry from Yale University and a Ph.D. in Organic Chemistry from the Massachusetts Institute of Technology.
Arnold L. Oronsky, Ph.D. has been a member of our board of directors since March 2004. Dr. Oronsky is a general partner at InterWest Partners, a venture capital firm focusing on investments in life sciences and information technology. From 1989 to 1994, Dr. Oronsky was a special limited partner at InterWest. Dr. Oronsky is a senior lecturer in the Department of Medicine at Johns Hopkins Medical School. From 1980 to 1993, Dr. Oronsky was the Vice President for Discovery Research at the Lederle Laboratories division of American Cyanamid Company, a pharmaceutical company. From 1970 to 1972, Dr. Oronsky was assistant professor at Harvard Medical School, where he also served as a research fellow from 1968 to 1970. From 1973 to 1976, Dr. Oronsky was the head of the Inflammation, Allergy, and Immunology Research program for Ciba-Geigy Pharmaceutical Company. Dr. Oronsky was a director of BioTransplant Incorporated, a biopharmaceutical company, which filed for bankruptcy in February 2003 and was ordered into bankruptcy in April 2004. Dr. Oronsky is a director of the following biopharmaceutical companies: Corgentech Inc., Dynavax Technologies Corporation, Metabasis Therapeutics, Inc. and Myogen, Inc. Dr. Oronsky holds a Ph.D. in Immunology from Columbia University and a Ph.D. from Columbia University’s College of Physicians & Surgeons.
There are no family relationships between any of our executive officers and/or directors.
For more information regarding our board of directors and committees of our board of directors, as applicable, please see “Security Ownership of Certain Beneficial Owners and Management” and “Statement on Corporate Governance” below.

PROPOSAL 2
APPOINTMENT OF AUDITOR AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The firm of Ernst & Young LLP has served as our auditor and independent registered public accounting firm since 2002. Upon the unanimous recommendation of our audit committee, our board of directors proposes that Ernst & Young LLP be appointed as our auditor and independent registered public accounting firm to hold office until our next annual general meeting, at remuneration to be fixed by the audit committee of our board of directors.
The aggregate fees billed for professional services rendered to us by Ernst & Young LLP in 2004 and 2005 are as follows:

		Fees ($)
Type of Service	Description of Services	2005	2004
Audit Fees	Audit; Registration Statement on Form F-1 / Canadian prospectus;	$380,000	$239,000
	Quarterly Reports on Form 10-Q; other regulatory filings

Audit-Related Fees	Revenue Model Assessment	15,000	2,000

Total Audit and Audit-Related Fees		$395,000	$241,000

Tax Fees	Compliance, Transfer Pricing	$195,000	$403,000

All Other Fees	—	—	—

Total Fees		$590,000	$644,000

Our audit committee considered and concluded that the provision by Ernst & Young LLP of such audit and tax related services, and other services as were provided to us in 2004 and 2005, is compatible with maintaining the independence of Ernst & Young LLP.
Our audit committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our audit committee’s approval of the scope of the engagement of Ernst & Young LLP, or on an individual case-by-case basis before Ernst & Young LLP is engaged to provide each service.
Because our initial public offering was completed on March 4, 2005, our audit committee was not required to, and did not pre-approve, all of the fees described above that were rendered prior to our initial public offering.
Aspreva has been advised that a representative of Ernst & Young LLP will attend the Meeting and will have the opportunity to make a statement and respond to questions from shareholders.
A simple majority of the votes cast by proxy or in person at the Meeting is required to approve the proposed appointment of Ernst & Young LLP.
The persons named in the accompanying proxy intend to vote the common shares represented by proxies for which either of them is appointed proxyholder “FOR” the appointment of Ernst & Young LLP as our auditor and independent registered public accounting firm to hold office until our next annual general meeting, at remuneration to be fixed by the audit committee of our board of directors. If the resolution is not adopted, the Business Corporations Act (British Columbia) provides that our current auditor and independent registered public accounting firm, Ernst & Young LLP, will continue to act for us until such time as our shareholders approve an alternative auditor and independent registered public accounting firm.
OUR BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” APPOINTING ERNST & YOUNG LLP

PROPOSAL 3
AMENDMENT TO THE ASPREVA 2002 INCENTIVE STOCK OPTION PLAN TO INCREASE THE COMMON
SHARES IN RESPECT OF WHICH STOCK OPTIONS MAY BE GRANTED THEREUNDER
The Aspreva 2002 Incentive Stock Option Plan, or the Plan, was adopted by our board of directors in January 2002, and approved by our shareholders in February 2005. Our board of directors proposes that our shareholders approve at the Meeting an amendment to the Plan to increase from 3,531,000 to 4,031,000 common shares in respect of which stock options may be granted thereunder.
Based upon our 34,581,071 common shares outstanding as of April 7, 2006, the 3,531,000 common shares in respect of which stock options may be granted under the Plan represents 10.2% of our outstanding common shares. As of April 7, 2006, we granted under the Plan stock options representing 3,054,431 underlying common shares, representing 8.8% of our outstanding common shares, of which 331,272 stock options have been terminated or surrendered and are again available for grant under the Plan and 483,541 stock options have been exercised.
If the proposed amendment to the Plan is approved by our shareholders at the Meeting, the 4,031,000 common shares in respect of which stock options may be granted under the Plan will represent 11.7% of our outstanding common shares.
The objectives of our compensation policies and programs are to motivate and reward our directors, officers, employees and consultants upon the achievement of significant corporate and functional objectives, to recruit and retain employees of a high calibre by offering compensation that is competitive with that offered for comparable positions in other pharmaceutical companies, and to align employee interests with our intermediate and long-term objectives and the long-term interests of our shareholders. The Plan is an integral part of achieving these objectives as it provides our directors, officers, employees and consultants with the opportunity to participate in our growth and development. In order to meet the objectives of our compensation programs aimed at maintaining our ability to recruit and retain high calibre directors, officers, employees and consultants as we grow, we are proposing to amend the Plan to increase from 3,531,000 to 4,031,000 common shares in respect of which stock options may be granted thereunder.
The rules of the Toronto Stock Exchange require that the proposed amendment to the Plan be approved by a majority of the votes cast by disinterested shareholders by proxy or in person at the Meeting and, accordingly, votes of our insiders who are eligible to participate in the Plan (i.e. directors and senior officers of Aspreva and its subsidiaries) and their associates will be excluded from voting. In order to approve the proposed amendment to the Plan, our disinterested shareholders will be asked to pass an ordinary resolution in substantially the form set forth in Exhibit A attached to this Proxy Statement.
A simple majority of the votes cast by disinterested shareholders by proxy or in person at the Meeting is required to approve the proposed amendment to the Plan.
The persons named in the accompanying proxy intend to vote the common shares represented by proxies for which either of them is appointed proxyholder “FOR” the amendment of the Plan to increase from 3,531,000 to 4,031,000 common shares in respect of which stock options may be granted thereunder.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
AMENDING THE ASPREVA 2002 INCENTIVE STOCK OPTION PLAN
EQUITY COMPENSATION PLANS
The following provides detailed information regarding the Plan and the 2002 Aspreva Incentive Stock Purchase Plan Trust.
Aspreva 2002 Incentive Stock Option Plan
Share Reserve. Pursuant to an amendment dated December 8, 2004, we currently have reserved an aggregate of 3,531,000 common shares for issuance under the Plan. The number of common shares in respect of which options may be granted under the Plan may be increased, decreased or fixed by our board of directors, as permitted under the applicable rules and regulations of our regulatory authorities to which we are subject. Upon the expiration, termination or surrender of an option which has not been exercised in full, the number of common shares reserved for issuance under that option which have not been issued will become available for issue for the purpose of additional options which may be granted under the Plan. In addition, the number of common shares reserved for issuance to any one person shall not, in the aggregate, exceed five percent of the total number of our outstanding common shares.
Administration. The compensation committee of our board of directors administers the Plan. The compensation committee has the complete discretion to make all decisions relating to the Plan.

Eligibility. The directors, officers, employees and consultants of Aspreva or our affiliated companies, or other persons as the compensation committee may approve, are eligible to participate in the Plan.
Grant and Exercise of Options. Subject to the terms of the Plan, the compensation committee may grant to any eligible person one or more options as it deems appropriate. The compensation committee may also impose such limitations or conditions on the exercise or vesting of any option as it deems appropriate.
The exercise price for options granted under the Plan is the fair market value of such shares at the time of grant as determined by the compensation committee, provided that such price may not be less than the lowest price permitted under the applicable rules and regulations of all regulatory authorities to which we are subject, including stock exchanges. Participants in the Plan may pay the exercise price by cash, bank draft or certified cheque, or by such other consideration as the compensation committee may permit.
An option will expire on the date determined by the compensation committee and specified in the option agreement pursuant to which such option is granted, which date shall not be later than the tenth anniversary of the date of grant, or such earlier date as may be required by applicable, law, rules or regulations, including those of any exchange or market on which the common shares are listed or traded. If an optionee’s status as a director, officer, employee or consultant terminates for any reason other than death or termination for cause, the option will expire on the date determined by the compensation committee and specified in the option agreement, which date will not be later than three months after the termination of such status. If the optionee’s status as a director, officer, employee or consultant is terminated for cause, the option shall terminate immediately. In the event that the optionee dies before otherwise ceasing to be a director, officer, employee or consultant, or before the expiration of the option following such a termination, the option will expire one year after the date of death, or on such other date determined by the compensation committee and specified in the option agreement. Notwithstanding the foregoing, except as expressly permitted by our compensation committee, all stock options will cease to vest as at the date upon which the optionee ceases to be eligible to participate in the Plan.
Options intended to qualify as an “incentive stock option”, as that term is defined in Section 422 of the Internal Revenue Code, may be granted under the Plan. To the extent required by the Internal Revenue Code, these options are subject to additional terms and conditions as set out in the Plan.
Change in Control. In the event of a merger or acquisition transaction that results in a change of control of Aspreva, the compensation committee may, at its option, take any of the following actions: (a) determine the manner in which all unexercised option rights granted under the Plan will be treated, including the acceleration of such stock options; (b) offer any participant under the Plan the opportunity to obtain a new or replacement option, if applicable; or (c) commute for or into any other security or any other property or cash, any option that is still capable of being exercised.
Transferability. Options granted under the Plan are not transferable or assignable and may be exercised only by the optionee, subject to exceptions in the event of the death or disability of the optionee.
Amendments or Termination. The Plan will terminate on January 22, 2012. Our compensation committee has the right at any time to suspend, amend or terminate the Plan subject to certain exceptions.
2002 Aspreva Incentive Stock Purchase Plan Trust
Our 2002 Aspreva Incentive Stock Purchase Plan Trust, or the Trust, was created pursuant to an agreement, as amended and restated as of January 28, 2002, between us and Richard M. Glickman, our Chairman and Chief Executive Officer. The Trust has not been approved by our shareholders. The Trust was established for the benefit of our directors, officers, employees and consultants and those of our affiliated corporations for the purpose of distributing common shares held by the Trust to such persons. Mr. Glickman has been appointed trustee of the Trust. The agreement sets forth the terms and conditions under which the trustee will hold, manage, invest, reinvest, administer and distribute the assets of the Trust. In 2002, the Trust subscribed for 1,284,000 of our common shares, for total proceeds of $62.00. The trustee may, at any time and from time to time pay, transfer or distribute any capital or income of the Trust to or for the benefit of any one or more of the participants in such proportions and manner and as the trustee in his sole and unfettered discretion may determine, including without limitation in accordance with a request or direction delivered to the trustee from Aspreva from time to time. As of April 7, 2006, the trustee had distributed all 1,284,000 common shares to various participants.
In the event that the trustee resigns or is removed or a vacancy in the trusteeship arises for any reason, the trustee shall assign all assets of the Trust to its successor who shall be appointed by Aspreva. The trustee may elect to wind-up the Trust at any time, provided that the trustee shall wind-up the Trust no later than January 2082. The agreement may be amended or terminated at any time by an instrument in writing executed by us and the trustee, provided that no amendments shall authorize or permit any part of the Trust to be used for or diverted to purposes other than those provided for under the terms of the agreement. Upon such termination, the trustee will wind-up the Trust.

Securities Authorized For Issuance Under Equity Compensation Plans
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2005:

Number of securities
remaining available for
future issuance under
	Number of securities to be	Weighted-average	equity compensation plans
	issued upon exercise of	exercise price of	(excluding securities
	outstanding options	outstanding options	reflected in column a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by securityholders (1)	2,271,576	$6.44	1,152,975

Equity compensation plans not approved by securityholders (2)	—	—	—

Total	2,271,576	$6.44	1,152,975

Notes:

(1)	Includes only the 2002 Aspreva Incentive Stock Option Plan.

(2)	No shares are currently available for issuance under the 2002 Aspreva Incentive Stock Purchase Plan Trust. To the extent that shares are returned to the Trust, we may reissue such shares.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our common shares as of March 23, 2006 by:
•	each of our directors;

•	each of our executive officers named in the Summary Compensation Table below;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common shares.
Unless otherwise indicated, to our knowledge, each shareholder possesses sole voting and investment power over the shares listed, except for shares owned jointly with that person’s spouse.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all common shares shown as beneficially owned by them.
The table below lists the applicable percentage ownership based on 34,581,071 common shares outstanding as of March 23, 2006. Options to purchase our common shares that are exercisable within 60 days of March 23, 2006, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

	Beneficial Ownership
	Number of	Percent
Name and Address of Beneficial Owner	Common Shares	of Total
5% Shareholders

HBM BioVentures (Cayman) Ltd.(1) c/o HBM Bioventures Ltd. Grabenstrasse 25 CH-6340 Baar, Switzerland	5,550,196	16.0%

Entities and persons affiliated with the Sprout Group(2) 11 Madison, Ave. 26th Floor New York. New York 10010	4,645,049	13.4

Entities affiliated with InterWest Partners (3) 2710 Sand Hill Road, Second Floor Menlo Park, California 94025	2,748,692	8.0

Executive Officers and Directors

Richard M. Glickman (4)	1,653,009	4.8

Noel F. Hall (5)	1,591,972	4.6

Bruce G. Cousins, C.A. (6)	20,720	*

Reinhard W. A. Baildon, M.D. Ph.D. (7)	212,182	*

Steven D. Piazza (8)	14,266	*

Kirk K. Calhoun. C.P.A. (8)	34,384	*

Ronald M. Hunt (9)	4,654,771	13.5

Julia G. Levy, Ph.D. (8)	8,704	*

R. Hector MacKay-Dunn, Q.C. (8)	24,322	*

George M. Milne, Ph.D. (10)	41,384	*

Arnold L. Oronsky, Ph.D. (11)	2,758,414	8.0

All executive officers and directors as a group (11 persons)	11,014,128	31.8
Notes:

*	Represents beneficial ownership of less than one percent of our common shares.

(1)	Includes 1,435,154 shares held by HBM BioVentures (Barbados) Ltd. HBM BioVentures (Cayman) Ltd. is the indirect beneficial shareholder of HBM BioVentures (Barbados) Ltd.

(2)	Represents 4,580,215 shares held by Sprout Capital IX, L.P., 22,976 shares held by Sprout Entrepreneurs Funds, L.P., and 41,858 shares held by James Neidel. Mr. Neidel is a managing director of New Leaf Venture Partners, L.L.C., or New Leaf. New Leaf has entered into an agreement with an affiliate of Credit Suisse First Boston whereby New Leaf provides investment advisory services to the Sprout Group, a venture capital affiliate of Credit Suisse First Boston. The Sprout Group includes Sprout Capital IX, L.P. and Sprout Entrepreneurs Fund, L.P. collectively, the Sprout Funds. Mr. Neidel is a limited partner of a general partner of Sprout Capital IX, L.P. The Sprout Funds disclaim beneficial ownership of the shares beneficially owned by Mr. Neidel and Ronald M. Hunt, as described in footnote 9.

(3)	Represents 1,836,160 shares held by InterWest Partners VII, L.P., 795,445 shares held by InterWest Partners VIII, L.P., 88,024 shares held by InterWest Investors VII, L.P., 22,727 shares held by InterWest Investors Q VIII, L.P. and 6,336 shares held by InterWest Investors VIII, L.P., collectively, the InterWest Funds. The InterWest Funds disclaim beneficial ownership of the shares beneficially owned by Arnold L. Oronsky, as described in footnote 11.

(4)	Represents 173,050 shares held by Richard M. Glickman and his spouse, Michelle L. Glickman, as joint holders, 185,200 shares held by the Glickman Family Trust, of which Tobias Glickman, the brother of Mr. Glickman, is the trustee, 1,279,661 shares held by Glickman Properties Ltd., a British Columbia company, and 15,098 shares issuable upon exercise of stock options within 60 days of March 23, 2006. Mr. Glickman is the sole shareholder of Glickman Properties Ltd.

(5)	Represents 1,579,576 shares held by Noel F. Hall and his spouse, Sandra MacPherson, as joint holders, and 12,396 shares issuable upon exercise of stock options within 60 days of March 23, 2006.

(6)	Represents 12,040 shares issuable upon exercise of stock options within 60 days of March 23, 2006 and 8,680 shares held by Mr. Cousins’ spouse, Carolyn Cousins, of which 7,133 shares are subject to our right of repurchase within 60 days of March 23, 2006.

(7)	Includes 93,882 shares issuable upon exercise of stock options within 60 days of March 23, 2006. Also includes 24,852 shares that are subject to our right of repurchase within 60 days of March 23, 2006.

(8)	Represents shares issuable upon exercise of stock options within 60 days of March 23, 2006.

(9)	Includes the shares listed in footnote 2. Also includes 9,722 shares issuable upon exercise of stock options within 60 days of March 23, 2006. Ronald M. Hunt is a managing director of New Leaf and a limited partner of a general partner of Sprout Capital IX, L.P. Mr. Hunt has shared voting and investment powers over the shares beneficially owned by the Sprout Funds. Mr. Hunt disclaims beneficial ownership of the shares beneficially owned by the Sprout Funds and James Neidel, except to the extent of his pecuniary interest therein.

(10)	Includes 34,384 shares issuable upon exercise of stock options within 60 days of March 23, 2006.

(11)	Includes the shares described in footnote 3. Also includes 9,722 shares issuable upon exercise of stock options within 60 days of March 23, 2006. Arnold L. Oronsky is a managing director of InterWest Management Partners VII, L.L.C., the general partner of InterWest Partners VII, L.P. and InterWest Investors VII, L.P. Dr. Oronsky is also a managing director of InterWest Management Partners VIII, L.L.C., the general partner of InterWest Investors VIII, L.P., InterWest Investors Q VIII, L.P. and InterWest Partners VIII, L.P. Dr. Oronsky has shared voting and investment powers over the shares beneficially owned by the InterWest Funds. Dr. Oronsky disclaims beneficial ownership of the shares beneficially owned by the InterWest Funds, except to the extent of his pecuniary interest therein.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires a registrant’s directors and executive officers, and persons who own more than 10% of a registered class of a registrants’ securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the registrant. As we are a “foreign private issuer” pursuant to Rule 3a12-3 of the Securities Exchange Act of 1934, Aspreva and the persons referred to above are exempt from the reporting and liability provisions of Section 16(a). However, under Canadian provincial securities laws, the persons referred to above are required to file reports in electronic format through the System for Electronic Disclosure by Insiders, or SEDI, disclosing changes in beneficial ownership of, or control or direction over, our common shares and other securities. Our shareholders can access such reports at www.sedi.ca.
EXECUTIVE COMPENSATION
COMPENSATION OF DIRECTORS
Beginning in 2006, each of our non-employee directors receives the following compensation:
•	each non-employee director receives an annual retainer of $20,000 and our Lead Director receives an annual retainer of $30,000;

•	each non-employee director receives $1,500 for each board meeting attended in person ($750 for meetings attended by video or telephone conference);

•	each non-employee director, upon their election to our board, receives an initial stock option grant to purchase 30,000 of our common shares pursuant to the Plan, as well as annual stock option grants to purchase 10,000 common shares pursuant to the Plan. These stock options vest in equal monthly amounts for 24 months and 12 months, respectively, from the date of grant. For further information regarding option grants pursuant to the Plan, see “Proposal 3 — Amendment to the Aspreva 2002 Incentive Stock Option Plan to Increase the Common Shares in Respect of which Stock Options may be Granted Thereunder — Equity Compensation Plans — Aspreva 2002 Incentive Stock Option Plan”; and

•	the chair of our audit committee receives an additional annual retainer of $10,000, and each of the chairs of our compensation committee and nominating and corporate governance committee receives an additional annual retainer of $5,000, and each member of such committees receives $1,000 per committee meeting attended in person ($500 for meetings attended by video or telephone conference).
All of our directors are reimbursed for out-of-pocket expenses incurred in attending board and committee meetings in accordance with company policy.
For services rendered to us in 2005, our non-employee directors earned aggregate cash total compensation of $106,458 and stock options to purchase an aggregate of 46,664 common shares. The following table outlines the compensation paid to our non-employee directors for services rendered to us in 2005.

Non-Employee Director Compensation Table for 2005

				Option Grants
					Number of
	Annual	Annual	Additional		Common Shares	Exercise
	Cash	Committee	Meeting		Underlying	Price per
Name	Retainer ($)	Chair Fees ($)	Fees ($)	Date	Options Granted	Share ($)(1)
Kirk K. Calhoun, C.P.A.	$10,000	$2,000	$11,000	20/09/2005	5,833	$15.22

Ronald M. Hunt (2)	8,333	1,667	6,125	09/03/2005	5,833	15.22
				20/09/2005	5,833	15.22

Julia G. Levy, Ph.D.	10,000	—	5,500	20/09/2005	5,833	15.22

R. Hector MacKay-Dunn, Q.C.	10,000	2,000	6,000	20/09/2005	5,833	15.22

George M. Milne, Ph.D.	10,000	—	6,250	20/09/2005	5,833	15.22

Arnold L. Oronsky, Ph.D.(2)	8,333	—	9,250	09/03/2005	5,833	15.22
				20/09/2005	5,833	15.22
Notes:

(1)	The stock options vest in equal monthly amounts for 12 months from the date of grant. Each stock option was granted with an exercise price in Canadian dollars equal to the closing price of our common shares on the day of each effective grant date, as reported on the Toronto Stock Exchange, and for the purposes hereof has been translated into United States dollars. See “Currency”.

(2)	Messrs. Hunt and Oronsky began receiving non-employee director compensation following the closing of our initial public offering on March 4, 2005.
COMPENSATION OF EXECUTIVE OFFICERS
The following table shows for 2003, 2004 and 2005, compensation awarded or paid to, or earned by, our Chief Executive Officer and our other four most highly compensated executive officers in 2005. We refer to such persons elsewhere in this Proxy Statement as our named executive officers.
Summary Compensation Table

						Long-Term
		Annual Compensation(1)				Compensation Awards
							Shares
					Other		Underlying
					Annual	Restricted	Number of
Name and					Compensation	Share	Options
Principal Position	Year	Salary ($)	Bonus ($)		($)(2)	Awards ($)	Granted (#)
Richard M. Glickman	2005	$373,000	$136,000		$16,000	—	35,750
Chairman and Chief	2004	279,000	295,000	(3)	7,000	—	—
Executive Officer	2003	152,000	—		6,000	—	—

Noel F. Hall	2005	334,000	85,000		3,000	—	30,000
President	2004	272,000	277,000	(4)	3,000	—	—
	2003	152,000	—		2,000	—	—

Bruce G. Cousins, C.A.	2005	223,000	81,000		4,000	—	63,000
Chief Financial Officer	2004	121,000	98,000	(5)	2,000	$340,000 (6)	128,400
	2003	—	—		—	—	—

Reinhard W.A. Baildon, M.D.,	2005	310,000	114,000		7,000	—	18,250
Ph.D.	2004	268,000	137,000	(5)	2,000	—	—
Executive Vice President,	2003	21,000	93,000		5,000	204,000 (7)	256,800
Clinical and Regulatory Affairs

					Long-Term
		Annual Compensation(1)			Compensation Awards
						Shares
				Other		Underlying
				Annual	Restricted	Number of
Name and				Compensation	Share	Options
Principal Position	Year	Salary ($)	Bonus ($)	($)(2)	Awards ($)	Granted (#)
Steven D. Piazza(8)	2005	$273,000	—	$8,000	—	—
Former Senior Vice President,	2004	—	—	—	—	256,800
Global Life Cycle Management	2003	—	—	—	—	—
Notes:

(1)	Compensation is paid in Canadian dollars and, for the purposes hereof, has been translated into United States dollars in accordance with the accounting policies described in our audited consolidated financial statements. Such translation uses the annual average noon buying rate published by the Federal Reserve Bank of New York for 2005, being US$1.00 = C$1.2115, for 2004, being US$1.00 = C$1.3273, and for 2003, being US$1.00 = C$1.3961. See “Currency”.

(2)	Represents medical and disability insurance premiums, reimbursement of professional fees and parking expenses and, in the case of Mr. Glickman, also represents reimbursement of travel expenses.

(3)	Represents a bonus of $115,000 paid in March 2004 and a bonus of $180,000 paid in April 2005 for services rendered during 2004.

(4)	Represents a bonus of $115,000 paid in March 2004 and a bonus of $162,000 paid in April 2005 for services rendered during 2004.

(5)	Represents a bonus paid in April 2005 for services rendered during 2004.

(6)	On December 8, 2004, Mr. Cousins received 25,680 common shares from the 2002 Aspreva Stock Purchase Plan Trust. For financial reporting purposes, the fair value of the common shares was determined by Aspreva based upon the fair value of stock options granted by our board of directors of during the time frame of the issuance of the common shares. As of December 31, 2005, 9,987 of such shares were subject to our right of repurchase representing an aggregate market value of $156,996 based on $15.72 per share, which was the last reported sale price of our common shares on the NASDAQ National Market on December 30, 2005, being the last trading day of our common shares in 2005. See “Executive Compensation — Employment Contracts, Termination of Employment and Change of Control Arrangements”.

(7)	Pursuant to Dr. Baildon’s employment agreement dated August 25, 2003, Dr. Baildon received 385,200 common shares from the 2002 Aspreva Incentive Stock Purchase Plan Trust. For reporting purposes, the fair market value of the common shares was determined by Aspreva upon the exercise price of stock options granted by our board of directors during the time frame of the issuance of the common shares. As of December 31, 2005, 74,555 of such shares were subject to our right of repurchase representing an aggregate market value of $1,172,005 based on $15.72 per share, which was the last reported sale price of our common shares on the NASDAQ National Market on December 30, 2005, being the last trading day of our common shares in 2005. See “Executive Compensation — Employment Contracts, Termination of Employment and Change of Control Arrangements”.

(8)	In February 2006, we entered into a settlement agreement and release with Mr. Piazza. Under the agreement, Mr. Piazza will be on a leave of absence from Aspreva from January 11, 2006 until July 12, 2006. During this time, Mr. Piazza will remain an employee of Aspreva but will not be required to report to work or to provide any other service to us. Mr. Piazza’s employment with Aspreva will end on July 12, 2006. See “Executive Compensation — Employment Contracts, Termination of Employment and Change of Control Arrangements”.
STOCK OPTION GRANTS AND EXERCISES IN 2005
The following tables show for 2005, certain information regarding options granted to, exercised by, and held at December 31, 2005 by our named executive officers.
Option Grants in 2005

Potential Realizable Value
at Assumed Annual Rates of
Share Price Appreciation
	Individual Grants				for Option Term(3)
Percent of
	Number of	Total Options
	Common Shares	Granted to	Exercise
	Underlying	Employees in	Price Per	Expiration
Name	Options Granted	2005(1)	Share ($)(2)	Date	5% ($)	10% ($)
Richard M. Glickman	35,750	6.54%	$15.00	19/04/2015	$337,323	$884,843

Noel F. Hall	30,000	5.49	15.00	19/04/2015	283,068	717,351

					Potential Realizable Value
					at Assumed Annual Rates of
					Share Price Appreciation
	Individual Grants				for Option Term(3)
		Percent of
	Number of	Total Options
	Common Shares	Granted to	Exercise
	Underlying	Employees in	Price Per	Expiration
Name	Options Granted	2005(1)	Share ($)(2)	Date	5% ($)	10% ($)
Bruce G. Cousins, C.A.	13,000	11.52%	$15.00	19/04/2015	$122,663	$310,852
	50,000		15.22	19/09/2015	478,638	1,212,963

Reinhard W.A. Baildon, M.D., Ph.D.	18,250	3.34	15.00	19/04/2015	172,200	436,388

Steven D. Piazza	—	—	—	—	—	—
Notes:

(1)	The figures representing percentages of total options granted to employees in 2005 are based on a total of 546,899 common shares underlying stock options granted to our employees during 2005.

(2)	Each stock option was granted with an exercise price in Canadian dollars equal to the closing price of our common shares on the day of each effective grant date, as reported on the Toronto Stock Exchange, and for the purposes hereof has been translated into United States dollars. See “Currency”. The exercise price must be paid in cash or by bank draft or certified cheque, or by using such consideration as our compensation committee may permit.

(3)	The amounts shown in the table above as potential realizable value represent hypothetical gains that could be achieved for the respective stock options if exercised at the end of the option term. These amounts represent assumed rates of appreciation in the value of our common shares from the fair market value on the date of grant. Potential realizable values in the table above are calculated by:
•	multiplying the number of common shares subject to the stock option by the exercise price per share;

•	assuming that the aggregate share value derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the balance of the term of the option; and

•	subtracting from that result the total option exercise price. The 5% and 10% assumed rates of appreciation are suggested by the rules of the SEC and do not represent our estimate or projection of the future common share price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common shares.
(4)	The stock options vest in equal monthly amounts for 36 months from the date of grant, with the exception of the stock options granted to Mr. Cousins on September 20, 2005, which vest in equal monthly amounts for 48 months from the date of grant.
Aggregated Option Exercises in 2005
and December 31, 2005 Option Values

			Number of Common Shares		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
			Options at December 31, 2005		December 31, 2005 ($)(1)
	Common
	Shares
	Acquired on	Value
	Exercise	Realised ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard M. Glickman	—	—	7,944	27,806	$5,692	$19,923

Noel F. Hall	—	—	6,667	23,333	4,777	16,719

Bruce G. Cousins, C.A.	40,000	$399,542	48,047	103,353	459,076	533,011

Reinhard W.A. Baildon, M.D., Ph.D.	—	—	203,789	71,261	3,007,023	868,490

Steven D. Piazza	—	—	—	—	—	—
Notes:

(1)	Amounts presented under the caption “Value of Unexercised in-the-Money Options at December 31, 2005” are based on $15.72 per share, which was the last reported sale price of our common shares on the NASDAQ National Market on December 30, 2005, the last trading day of our common shares in 2005, minus the exercise price, multiplied by the number of shares subject to the stock option, without taking into account any taxes that might be payable in connection with the transaction.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS
The following provides information regarding employment contracts, termination of employment and change of control arrangements with our named executive officers.
Richard M. Glickman
In January 2002, we entered into an employment agreement with Mr. Glickman, our Chairman and Chief Executive Officer. Mr. Glickman currently receives an annual base salary of $458,000, subject to increases at the discretion of our board of directors. In 2006, Mr. Glickman is also eligible for a discretionary performance bonus of up to 50% of his annual base salary as determined by our board of directors. Under the agreement, either we or Mr. Glickman may terminate his employment at any time. If we terminate Mr. Glickman’s employment without cause, we are obligated to pay to him, depending upon the year of employment in which he is terminated, a lump sum of up to 18 months of his then current base salary plus such other sums owed for arrears of salary, vacation pay and any performance bonus. We are also obligated to maintain Mr. Glickman’s benefits during the notice period. If Mr. Glickman obtains a new source of remuneration for personal services, the payment of benefits will cease six months from the date of termination of his employment, excluding the notice period.
In January 2002, we entered into a change of control agreement with Mr. Glickman. If within 12 months following a change of control of Aspreva, Mr. Glickman terminates his employment for good reason, or we terminate his employment other than for cause, we are obligated to pay to Mr. Glickman a lump sum equal to 12 months of his then current base salary plus other sums owed for arrears of salary, vacation pay and any performance bonus. In such case, we are also obligated to maintain Mr. Glickman’s benefits for the 12 month period and his unvested stock options will immediately vest.
Noel F. Hall
In January 2002, we entered into an employment agreement with Mr. Hall, our President. Mr. Hall currently receives an annual base salary of $358,000, subject to increases at the discretion of our board of directors. In 2006, Mr. Hall is also eligible for a discretionary performance bonus of up to 50% of his annual base salary as determined by our board of directors. Under the agreement, either we or Mr. Hall may terminate his employment at any time. If we terminate Mr. Hall’s employment without cause, we are obligated to pay to him, depending upon the year of employment in which he is terminated, a lump sum of up to 18 months of his then current base salary plus such other sums owed for arrears of salary, vacation pay and any performance bonus. We are also obligated to maintain Mr. Hall’s benefits during the notice period. If Mr. Hall obtains a new source of remuneration for personal services, the payment of benefits will cease six months from the date of termination of his employment, excluding the notice period.
In January 2002, we entered into a change of control agreement with Mr. Hall. If within 12 months following a change of control of Aspreva, Mr. Hall terminates his employment for good reason, or we terminate his employment other than for cause, we are obligated to pay to Mr. Hall a lump sum equal to 12 months of his then current base salary plus other sums owed for arrears of salary, vacation pay and any performance bonus. In such case, we are also obligated to maintain Mr. Hall’s benefits for the 12 month period and his unvested stock options will immediately vest.
Bruce G. Cousins, C.A.
In January 2004, we entered into an employment agreement with Mr. Cousins, our Chief Financial Officer. The agreement is effective as of March 2004, continues for three years, and is renewable thereafter by mutual written agreement by the parties for successive one year terms. Mr. Cousins currently receives an annual base salary of $270,000, subject to increases at the discretion of our board of directors. In 2006, Mr. Cousins is also eligible for a discretionary performance bonus of up to 35% of his annual base salary as determined by our board of directors. Under the agreement, Mr. Cousins was granted a stock option to purchase 128,400 common shares at an exercise price of $4.88 per share, and he also received on December 8, 2004 25,680 common shares from the 2002 Aspreva Incentive Stock Purchase Plan Trust.
Under the agreement, either we or Mr. Cousins may terminate his employment at any time. If we terminate Mr. Cousins’ employment without cause, we are obligated to pay to Mr. Cousins, depending upon the year of employment in which he is terminated, a lump sum of up to 18 months of his then current base salary plus such other sums owed for arrears of salary, vacation pay and any performance bonus. We are also obligated to maintain Mr. Cousins’ benefits for a period of six months following termination. If prior to March 2007, Mr. Cousins’ employment agreement is terminated in accordance with its terms and there has been no change of control of Aspreva, Mr. Cousins must transfer back to the trustee under the 2002 Aspreva Incentive Stock Purchase Plan Trust, depending on the date of his termination, a portion of the 25,680 common shares transferred to him under such trust. Mr. Cousins’ obligation to transfer the shares lapses as to approximately 713 shares per month commencing March 2004. Mr. Cousins subsequently transferred the 25,680 common shares to his spouse, Carolyn Cousins.

Mrs. Cousins holds such shares subject to the same transfer-back provisions that currently apply in the event of the termination of Mr. Cousins’ employment with Aspreva.
In January 2004, we entered into a change of control agreement with Mr. Cousins. If within 12 months following a change of control of Aspreva, Mr. Cousins terminates his employment for good reason, or we terminate his employment other than for cause, we are obligated to pay to Mr. Cousins a lump sum equal to 12 months of his then current base salary plus other sums owed for arrears of salary, vacation pay and any performance bonus. In such case, we are also obligated to maintain Mr. Cousins’ benefits for the 12 month period and his unvested stock options will immediately vest.
Reinhard W. A. Baildon, M.D., Ph.D.
In August 2003, we entered into an employment agreement with Dr. Baildon, our Executive Vice President, Clinical and Regulatory Affairs. The agreement is effective as of December 2003, continues for four years and is renewable thereafter by mutual written agreement by the parties for successive one year terms. Dr. Baildon currently receives an annual base salary of $349,000, subject to increases at the discretion of our board of directors. In 2006, Dr. Baildon is also eligible for a discretionary performance bonus of up to 35% of his annual base salary as determined by our board of directors. Under the agreement, Dr. Baildon received 385,200 common shares from the 2002 Aspreva Incentive Stock Purchase Plan Trust and was granted a stock option to purchase 256,800 common shares at an exercise price of $0.68 per share.
Under the agreement, either we or Dr. Baildon may terminate his employment at any time. If we terminate Dr. Baildon’s employment without cause, we are obligated to pay to Dr. Baildon, depending upon the year of employment in which he is terminated, a lump sum of up to 12 months of his then current base salary plus such other sums owed for arrears of salary, vacation pay and any performance bonus. We are also obligated to maintain Dr. Baildon’s benefits for a period of six months following termination. If, prior to July 15, 2006, the agreement is terminated in accordance with its terms and there has been no change of control of Aspreva, Dr. Baildon must transfer back to the trustee under the 2002 Aspreva Incentive Stock Purchase Plan Trust, depending on the date of his termination, a portion of the 385,200 common shares transferred to him under such trust. Dr. Baildon’s obligation to transfer the shares lapses as to approximately 10,700 shares per month commencing August 2003.
In August 2003, we entered into a change of control agreement with Dr. Baildon. If within 12 months following a change of control of Aspreva, Dr. Baildon terminates his employment for good reason, or we terminate his employment other than for cause, we are obligated to pay to Dr. Baildon a lump sum equal to 12 months of his then current base salary plus other sums owed for arrears of salary, vacation pay and any performance bonus. In such case, we are also obligated to maintain Dr. Baildon’s benefits for the 12 month period and his unvested stock options will immediately vest.
Steven D. Piazza
In December 2004, we entered into an employment agreement with Mr. Piazza, our former Senior Vice President, Global Life Cycle Management. The agreement was effective as of January 20, 2005, was to continue for four years, and was to be renewable thereafter by mutual written agreement by the parties for successive one year terms. Mr. Piazza received an annual base salary of $273,000, subject to increases at the discretion of our board of directors. Mr. Piazza was also eligible for a discretionary performance bonus of up to 30% of his annual base salary as determined by our board of directors.
In February 2006, we entered into a settlement agreement and release with Mr. Piazza. Under the agreement, Mr. Piazza will be on a leave of absence from Aspreva from January 11, 2006 until July 12, 2006. During this time, Mr. Piazza will remain an employee of Aspreva but will not be required to report to work or to provide any other service to us. Mr. Piazza’s employment with Aspreva will end on July 12, 2006. Mr. Piazza agreed that the terms and conditions of the agreement will meet all obligations that we have to Mr. Piazza during the leave of absence and arising out of the termination of Mr. Piazza’s employment (whether these obligations arise out of his employment agreement with us or otherwise), and that Mr. Piazza is not entitled to any compensation from us that is not provided for in the agreement.
Under the agreement, and in consideration of the general release given by Mr. Piazza, we agreed to pay to Mr. Piazza: (a) the equivalent of six months of salary in a lump sum payment, less applicable deductions, (b) additional lump sum payments for vacation pay, relocation expenses and foregone bonus, each less applicable deductions; (c) a lump-sum payment in the gross amount of $34,543; (d) a lump-sum payment of $21,807 to cover expenses incurred by Mr. Piazza in the relocation of his family and household to the United States; and (e) reimbursement for any outstanding business-related expenses upon receipt of an approved expense reimbursement form. We also agreed to continue the vesting of Mr. Piazza’s stock options through July 12, 2006 and to provide Mr. Piazza with medical and dental benefits through July 12, 2006.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION1
The key role of the compensation committee is to design and oversee a compensation arrangement for our executive officers that supports our business strategy and allows us to attract and retain the key talent necessary to achieve our business objectives, as approved by the board of directors.
In administering executive compensation, the compensation committee reviews the linkage between company and individual performance and recommends salary adjustments, annual cash bonuses and stock option grants pursuant to the Aspreva 2002 Incentive Stock Option Plan.
Executive compensation is determined by the compensation committee based upon recommendations from our Chairman and Chief Executive Officer (excluding himself) and our human resources managers. The compensation committee also utilizes data from independent external compensation surveys and, where appropriate, may seek advice from independent external compensation consultants. The compensation committee met three times during 2005.
Compensation Philosophy
Aspreva’s general compensation philosophy with respect to executive officers, including our Chairman and Chief Executive Officer, is to provide compensation that:
•	attracts and retains high calibre executive officers by offering competitive base salaries and benefits programs;

•	motivates executive officers to meet high performance standards through annual and long term incentive programs; and

•	aligns the interests of our executive officers with our intermediate and long-term objectives, and the long-term interests of our shareholders, through stock option grants.
The compensation committee endeavours to position Aspreva’s executive compensation near the seventy-fifth percentile of the range of compensation levels for comparable specialty pharmaceutical, biopharmaceutical and biotechnology companies, subject in all cases to the performance of each individual officer. Such comparative companies have historically been other North American companies at a similar stage of development. Independent external surveys are used to provide comparative benchmark compensation data.
Elements of Annual Compensation
The compensation of our executive officers consists of three main components: base salary, annual cash bonuses and long-term incentive compensation in the form of stock options. The relative emphasis of these three main components is approximately 45% base salary, 15% annual cash incentive and 40% stock options. We also provide to our executive officers customary employment benefits. Aspreva does not have a corporate sponsored pension plan. Total compensation of our executive officers is reviewed on an annual basis.
Determinants of Executive Compensation
The compensation committee conducts an annual assessment of executive officer compensation. This assessment involves an analysis of the practices of comparative companies utilizing benchmark compensation data. It also includes an assessment of overall corporate performance against the goals established by our board of directors, and an assessment of each executive officer’s performance against mutually agreed personal objectives.
For 2005, the compensation committee determined that the established corporate goals were largely met and, as a result, that comparative benchmarks and personal performance should have the most significant impact on executive compensation.

[1]	This section is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Base Salary
In determining the base salary for each of our executive officers, including that of our Chairman and Chief Executive Officer, the compensation committee considers the officer’s experience, position within Aspreva and performance in the past year. The compensation committee also reviews independently published survey data of base salaries for officers with comparative companies.
All of our executive officers are paid in Canadian dollars and for the purposes hereof such amounts have been translated into United States dollars. See “Currency”. In 2005, our executive officers’ base salaries were increased from 2004 levels in the range of 7% to 22%, with an overall average of 13%. The increase in base salaries reflected the significant and rapid maturation of Aspreva from an early stage development entity to that of a revenue producing operating entity, and were made to ensure that we could continue to attract and retain outstanding executive talent. The adjusted base salaries were consistent with those provided by comparable specialty pharmaceutical, biopharmaceutical and biotechnology companies.
Annual Cash Bonus
During 2005, the employment agreements with each of our executive officers provided for annual cash bonuses to a maximum amount ranging from 30% to 40% of the respective officer’s annual base salary, as determined by our board of directors. The compensation committee reviews annually: (a) the annual corporate objectives of Aspreva, which in general includes financial, operating and clinical and product development goals; and (b) the general personal objectives of each officer as proposed by our Chairman and Chief Executive Officer (excluding himself). The compensation committee undertakes a review to establish the extent to which such objectives have been met for the purpose of determining the annual cash bonus to be awarded to each executive officer. In reviewing the performance of each executive officer, the compensation committee also consider each officer’s level of leadership, teamwork and the development of individuals responsible to the officer. The potential annual cash bonus that may be granted to our executive officers, including our Chairman and Chief Executive Officer, is weighted 40% on the achievement of corporate objectives and 60% on the achievement of individual objectives.
For services rendered in 2005, we awarded cash bonuses for our executive officers in the range of 63% to 100% of their maximum allowable bonus, with an average of 74% of their maximum allowable bonus, not including Steven D. Piazza, our former Senior Vice President, Global Life Cycle Management, who did not receive a cash bonus in 2005.
Stock Options
A portion of our executive compensation is meant to align the interests of our executive officers with our intermediate and long-term objectives, and the long-term interests of our shareholders. The granting of stock options is an integral part of achieving these objectives as it provides our executive officers with the opportunity to participate in the growth and development of Aspreva. We may award stock options to our executive officers at the commencement of their employment with us, and annually based on their performance and the achievement of corporate and personal objectives. We may also award stock options to our executive officers from time to time if deemed necessary based on our regular assessments of the comparative benchmark compensation data for executive officers.
In 2005, we granted to our executive officers stock options to purchase an aggregate of 147,000 common shares, with each of our executive officers being awarded an option to purchase between 18,250 and 63,000 common shares, depending upon the factors noted above. Of such options, options to purchase an aggregate of 97,000 common shares have an exercise price of $13.90 and vest in equal monthly amounts for 48 months from the date of grant, and options to purchase an aggregate of 50,000 common shares have an exercise price of $14.91 and vest in equal monthly amounts for 36 months from the date of grant. Each stock option was granted with an exercise price in Canadian dollars equal to the closing price of our common shares on the day of each effective grant date, as reported on the Toronto Stock Exchange, and for the purposes hereof has been translated into United States dollars. See “Currency”. The compensation committee determined that such awards were consistent with comparable benchmark data. The foregoing does not include Steven D. Piazza as we did not grant any stock options to him for 2005.
Benefit Programs
Aspreva provides customary employment benefits to all of our executive officers. Benefits are provided at the company’s expense and include:
•	medical and extended health care;

•	dental care;

•	vision care;

•	employee life insurance;

•	accidental death and dismemberment insurance; and

•	short and long term disability insurance.
The employment benefits provided to our executive officers in 2005 were consistent with those provided in 2004.
Compensation of our Chairman and Chief Executive Officer
In 2005, our Chairman and Chief Executive Officer, Richard M. Glickman, received an annual base salary of $373,000 and an annual stock option grant to purchase 35,750 common shares. Mr. Glickman also received in February 2006, an annual cash bonus of $136,000 relating to services rendered in 2005. The stock options have an exercise price of $24.05 and vest in equal monthly amounts for 48 months. Each stock option was granted with an exercise price in Canadian dollars equal to the closing price of our common shares on the day of each effective grant date, as reported on the Toronto Stock Exchange, and for the purposes hereof has been translated into United States dollars. See “Currency”. The annual bonus and stock option award was determined by the compensation committee following its review of the extent to which: (a) Aspreva met the established annual corporate goals as further described above; and (b) Mr. Glickman met his established annual personal goals, which included financial, operating, clinical and product development and regulatory compliance goals. In addition, Mr. Glickman received customary employment benefits as described above, and miscellaneous benefits totalling $16,000 representing payment of medical and disability insurance premiums and reimbursement of professional fees, parking expenses and travel expenses.
Mr. Glickman’s compensation package is determined in accordance with the considerations described above relating to the compensation of all our executive officers. We review Mr. Glickman’s performance annually in a manner similar to that of our other executive officers. In 2006, the compensation committee increased Mr. Glickman’s annual base salary to $458,000 in light of its expectations of Mr. Glickman for 2006 and to maintain Mr. Glickman’s annual base salary at approximately the seventy-fifth percentile of comparable companies.
COMPENSATION COMMITTEE
Ronald M. Hunt (Chairman)
George M. Milne
Arnold L. Oronsky
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2005, Mr. Hunt and Drs. Milne and Oronsky served on our compensation committee. None of our executive officers serve as members of the compensation committee or board of directors of any entity that has an executive officer serving as a member of our compensation committee or board of directors.
SHARE PRICE PERFORMANCE GRAPH
The graph below compares cumulative total shareholder return on our common shares since our initial public offering on March 4, 2005 with the total cumulative return of the S&P/TSX Composite Index and the NASDAQ Biotechnology Index over the same period.

The graph above assumes $100 invested on March 4, 2005 in our common shares and in each index. The share price shown above for our common shares is historical and not indicative of future price performance.
This section is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.
STATEMENT ON CORPORATE GOVERNANCE
Aspreva believes in building a strong governance foundation. We are subject to many provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC, the governance standards of the NASDAQ National Market and the rules and policies of the Canadian provincial securities regulators regarding audit committees and the certification of certain annual and interim filings. In addition, in 2005, the Canadian provincial securities regulatory authorities finalized, and we became subject to, National Instrument 58-101 — Disclosure of Corporate Governance Practices and National Policy 58-201 — Corporate Governance Guidelines. The following disclosure of our approach to corporate governance outlines the various procedures, policies and practices that Aspreva and our board of directors have implemented to address all of the foregoing requirements and, where appropriate, reflect current best practices.
BOARD OF DIRECTORS
Our board of directors assumes responsibility for stewardship of Aspreva. The mandate of our board of directors is to supervise the management of the business and affairs of Aspreva. Our board of directors delegate day-to-day managerial responsibilities to management, and any responsibility not delegated to senior management or to a committee of the board remains with the full board of directors. Our board of directors has a formal mandate, which is attached to this Proxy Statement as Exhibit B.
Our board of directors is currently composed of eight directors as noted above. Our board of directors has determined that six of the eight members of the board are independent (75%) under the current requirements of the NASDAQ National Market and the rules and regulations of the Canadian provincial securities regulatory authorities. Our independent directors are as follows: Kirk K. Calhoun, Ronald M. Hunt. Julia G. Levy, R. Hector MacKay-Dunn, Q.C., George M. Milne and Arnold L. Oronsky. Richard M. Glickman, our Chairman and Chief Executive Officer, and Noel F. Hall, our President, are not independent as a result of being officers of Aspreva.
As our Chairman and Chief Executive Officer, Richard M. Glickman, is not independent, our board of directors in December 2005 appointed George M. Milne as our Lead Director.
Certain of our directors are presently directors of other public companies in Canada and the United States. Information as to such other directorships is set out in the biography of each director set out under the heading “Proposal 1 — Election of Directors”. Each biography also outlines the director’s relevant experience and expertise.
SHAREHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS
Shareholders may communicate with our board of directors or any of its directors by sending written communications addressed to Aspreva Pharmaceuticals Corporation at #1203-4464 Markham Street, Victoria, British Columbia, Canada, V8Z 7X8, Attention Executive Director Corporate and Investor Affairs. Any communication sent must state the number of our common shares owned by the shareholder making the communication. Our Executive Director Corporate and Investor Affairs will review each communication and will forward such communication to our board of directors, or to any individual director to whom the communication is addressed, unless the communication is unduly hostile, threatening or similarly inappropriate, in which case, our Executive Director Corporate and Investor Affairs shall discard the communication. All communications that relate to questionable accounting or auditing matters involving Aspreva should be addressed directly to our the chair of our audit committee at the address noted above.
COMMITTEES OF OUR BOARD OF DIRECTORS
To assist in the discharge of its responsibilities, our board of directors currently has three committees: the audit committee, the compensation committee and the nominating and corporate governance committee.
Audit Committee
The members of our audit committee are Mr. Calhoun, Dr. Levy and Dr. Oronsky, each of whom is a non-employee member of our board of directors. Mr. Calhoun chairs the committee and is our audit committee financial expert (as is currently defined under the applicable SEC rules). Our board of directors has determined that each member of our audit committee is an independent member of our board of directors under the current requirements of the NASDAQ National Market and the rules and regulations of the SEC and Canadian provincial securities regulatory authorities.
Our audit committee is responsible for overseeing our financial reporting processes on behalf of our board of directors. Our auditor and independent registered public accounting firm reports directly to our audit committee. Specific responsibilities of our audit committee include:
•	evaluating the performance, and assessing the qualifications, of our auditor and independent registered public accounting firm and recommending to our board of directors the appointment of, and compensation for, our auditor and independent registered public accounting firm for the purpose of preparing or issuing an auditor and independent registered public accounting firm’s report or performing other audit, review or attest services;

•	subject to the appointment of our auditor and independent registered public accounting firm by our shareholders, determining and approving the engagement of, and compensation to be paid to, our auditor and independent registered public accounting firm;

•	determining and approving the engagement, prior to the commencement of such engagement, of, and compensation for, our auditor and independent registered public accounting firm to perform any proposed permissible non-audit services;

•	reviewing our financial statements and management’s discussion and analysis of financial condition and results of operations and recommending to our board of directors whether or not such financial statements and management’s discussion and analysis of financial condition and results of operations should be approved by our board of directors;

•	conferring with our auditor and independent registered public accounting firm and with our management regarding the scope, adequacy and effectiveness of internal financial reporting controls in effect;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	reviewing and discussing with our management and auditor and independent registered public accounting firm, as appropriate, our guidelines and policies with respect to risk assessment and risk management, including our major financial risk exposures and investment and hedging policies and the steps taken by our management to monitor and control these exposures.
A copy of our audit committee’s charter is attached to this Proxy Statement as Exhibit C and is available on our website at www.aspreva.com.
Compensation Committee
The members of our compensation committee are Mr. Hunt, Dr. Oronsky and Dr. Milne. Mr. Hunt chairs the committee. Our board of directors has determined that each member of our compensation committee is an independent member of our board of directors under the current requirements of the NASDAQ National Market and as defined in the rules and regulations of the Canadian provincial securities regulatory authorities.
Specific responsibilities of our compensation committee include:
•	reviewing and making recommendations to our board of directors for our chief executive officer and other executive officers:
•	the annual base salary;

•	the annual incentive bonus, including the specific goals and amount;

•	equity compensation;

•	employment agreements, severance arrangements and change in control agreements/provisions; and

•	any other benefits, compensations, compensation policies or arrangements;

•	reviewing and making recommendations to our board of directors regarding general compensation goals and guidelines for employees and the criteria by which bonuses to employees are determined;

•	reviewing and making recommendations to our board of directors regarding the compensation to be paid to our non-employee directors, including any retainer, committee and committee chair fees and/or equity compensation;

•	preparing any report to be included in our periodic filings or proxy statement; and

•	acting as administrator of our Aspreva 2002 Incentive Stock Option Plan (and other equity based plans established from time to time) and determining its use, from time to time, as a form of incentive compensation for service providers.
A copy of our compensation committee’s charter is available on our website at www.aspreva.com.
Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Mr. MacKay-Dunn and Dr. Milne. Mr. MacKay-Dunn chairs the committee. Our board of directors has determined that each member of our nominating and corporate governance committee is an independent member of our board of directors under the current requirements of the NASDAQ National Market and as defined in the rules and regulations of the Canadian provincial securities regulatory authorities.
Specific responsibilities of our nominating and corporate governance committee include:
•	reviewing board structure, composition and practices, and making recommendations on these matters to our board of directors;

•	reviewing, soliciting and making recommendations to our board of directors and shareholders with respect to candidates for election to our board of directors; and

•	developing and reviewing a set of corporate governance principles for our company.
A copy of our nominating and corporate governance committee’s charter is available on our website at www.aspreva.com.
In 2006, our nominating and corporate governance committee introduced a process whereby the chair of the committee provides to each director a detailed questionnaire regarding board processes, responsibilities of our directors, business and corporate strategy, management interaction and committee structures and participation. The chair of the committee encourages confidential feedback from our directors and interviews each director regarding their responses. The chair then reports the results to the board of directors. The most recent annual evaluation was completed in March 2006.
Our board of directors is responsible for approving nominees for election as directors. However, as is described above, our nominating and corporate governance committee is responsible for reviewing, soliciting and recommending nominees to our board of directors.
In evaluating prospective nominees, our nominating and corporate governance committee looks for the following minimum qualifications: strong business acumen, extensive previous experience as an executive or director with successful companies, the highest standards of integrity and ethics, and a willingness and ability to make the necessary time commitment to diligently perform the duties of a director. Nominees are selected with a view to our best interests as a whole, rather than as representative of any particular stakeholder or category of stakeholders. Our nominating and corporate governance committee will also consider the skill sets of the incumbent directors when recruiting replacements to fill vacancies in our board of directors. Our board of directors prefers a mix of experience among its members to maintain a diversity of viewpoints and ensure that our board of directors can achieve its objectives. When a vacancy on our board of directors occurs, in searching for a new director, the nominating and corporate governance committee will identify particular areas of specialization which it considers beneficial, in addition to the general qualifications, having regard to the skill sets of the other members of our board of directors. Potential nominees and their respective references are interviewed extensively in person by the nominating and corporate governance committee before any nomination is endorsed by that committee. All nominations proposed by the nominating and corporate governance committee must receive the approval of our board of directors.
Our board of directors will also consider any director nominees proposed by our shareholders. Since our initial public offering in March 2005, our board of directors has not received any such shareholder nominations and, as a result, has not considered it necessary to develop separate formal procedures for the submission and review of nominations by shareholders. Shareholders may submit nominations to our board of directors by addressing a communication to the chair of the nominating and corporate governance committee and providing sufficient information to the committee to permit it to conduct an assessment of the qualifications of the proposed nominee, including biographical information about the candidate and his or her professional experience, confirmation of the candidate’s willingness to serve as a director, and complete contact information for the candidate and the nominating shareholder. As a matter of policy, our nominating and corporate governance committee is committed to giving due and fair consideration to proposed nominations submitted by our shareholders using the same criteria and processes as other nominations which come before the committee. As at the date of this Proxy Statement, our board of directors has received no shareholder nominations for directors for consideration at the Meeting.
Board and Committee Meetings
During 2005, our board of directors held a total of eight meetings (in person or by teleconference) and acted three times by written consent. Our audit committee and compensation committee met a total of seven and three times, respectively, and our nominating and corporate governance committee did not meet, during 2005.
The following sets out the attendance records of our board members:
Attendance by Board Members in 2005

Director	Board Meetings	Committee Meetings
Richard M. Glickman	8 of 8 (100%)	—

Noel F. Hall	8 of 8 (100%)	—

Kirk K. Calhoun, C.P.A.	8 of 8 (100%)	7 of 7 (100%)

Ronald M. Hunt	8 of 8 (100%)	3 of 3 (100%)

Julia G. Levy, Ph.D.	5 of 8 (63%)	5 of 7 (71%)

R. Hector MacKay-Dunn, Q.C.	8 of 8 (100%)	—

George M. Milne, Ph.D.	7 of 8 (88%)	2 of 3 (67%)

Arnold L. Oronsky, Ph.D.	8 of 8 (100%)	9 of 10 (90%)
Our independent directors held one meeting in 2005 and one meeting in 2006.
CODE OF CONDUCT
We have adopted a code of conduct that applies to all or our officers, directors and employees. Our code of conduct is available on our website at www.aspreva.com.
Our board of directors and management review and discuss from time to time the effectiveness of our code of conduct and any areas or systems that may be further improved. We have not filed a material change report that pertains to any conduct of any of our directors or executive officers that constitutes a departure from our code of conduct. If we make any substantive amendments to our code of conduct, or grant any waiver from a provision of our code of conduct to any of our executive officers or directors, we will promptly disclose the nature of the amendment or waiver on our website.
Aspreva complies with the relevant provisions under the Business Corporations Act (British Columbia) that deal with conflict of interest in the approval of agreements or transactions and our code of conduct sets out additional guidelines in relation to conflict of interest situations. Aspreva, through directors’ and officers’ questionnaires and other systems, also gathers and monitors relevant information in relation to potential conflicts of interest that one of our directors or officers may have.
Aspreva was founded on, and the business continues to be successful largely as a result of, a commitment to ethical conduct. Employees are regularly reminded about their obligations in this regard and senior management demonstrates a culture of integrity and monitors employees compliance with our code of conduct to the extent possible.
POSITION DESCRIPTIONS
Our entire board of directors is responsible for the overall governance of Aspreva. Any responsibility that is not delegated to senior management or a committee of our board of directors remains with the entire board. Our board of directors has adopted position descriptions for our Chairman and Lead Director. The charters of the committees of our board of directors are considered to be position descriptions for the chairs of our committees.
Our board of directors has adopted a position description for our Chief Executive Officer. Our Chief Executive Officer has overall responsibility for all operations of Aspreva. Our board of directors reviews and approves the corporate objectives that our Chief Executive Officer is responsible for meeting and such corporate objectives form a key reference point for the review and assessment of our Chief Executive Officer’s performance.
ORIENTATION AND CONTINUING EDUCATION
All new members of our board of directors receive an orientation binder, which includes a record of historical public information about Aspreva, a copy of our code of conduct, the mandate of our board of directors and the charters of our committees of the board of directors and other relevant corporate and business information. In addition, the orientation for our directors involves meeting with our senior management and an interactive introductory discussion about Aspreva, providing the directors with an opportunity to ask questions.
Our senior management makes regular presentations to our board of directors on the main areas of our business and updates our board of directors quarterly on our financial and operating performance. Our directors are encouraged to take relevant professional development courses at our expense.
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
Other than as set forth in this Proxy Statement, no person who has been our director or executive officer at any time since the beginning of 2005, nor any associate or affiliate of any of the foregoing, has any material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon.
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
No individual who is, or at any time during 2005 was, a director or executive officer of Aspreva, and no associate or affiliate of any such director or executive officer, is or has been indebted to Aspreva nor is or has been indebted to another entity where such indebtedness is or has been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Aspreva, other than routine indebtedness.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In 2005, we engaged in the following transactions with our directors, officers and holders of more than 5% of our common shares, and affiliates thereof.
EMPLOYMENT AGREEMENTS
We have entered into employment agreements and change of control agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation — Employment Contracts, Termination of Employment and Change of Control Arrangements”.
CONSULTING AGREEMENT WITH DR. MICHAEL R. HAYDEN AND GENWORKS INC.
In January 2002, we entered into a consulting agreement with Dr. Michael R. Hayden, our co-founder and Chief Medical Advisor, and Genworks Inc., a Nova Scotia company. Dr. Hayden is the sole shareholder of Genworks Inc. The agreement has an effective date of March 1, 2002. Under the agreement, we retain Genworks Inc. to provide certain services related to scientific and clinical matters or other mutually agreed upon medical or human genetic matters, and Dr. Hayden performs such services on behalf of Genworks Inc. Dr. Hayden also chairs our Medical Advisory Board pursuant to the agreement. In 2005, we paid Dr. Hayden $147,000 and granted to him a stock option to purchase 10,000 common shares at an exercise price of $15.22. The common shares subject to this stock option vest in 48 equal monthly instalments. Furthermore, we paid to the Center of Molecular Medicine and Therapeutics at the University of British Columbia $13,000 for providing administrative assistance to Genworks Inc.
The agreement terminates on March 1, 2007, unless earlier terminated in accordance with its terms. However, the term of the agreement will be extended for successive one year terms unless the parties otherwise agree or the agreement is terminated in accordance with its terms.

During 2005, Dr. Hayden beneficially owned more than 5% of our outstanding common shares. As of December 31, 2005 Dr. Hayden beneficially owned 4.2% of our outstanding common shares.
AGREEMENT WITH RICHARD M. GLICKMAN
In December 2004, we entered into an agreement with Richard M. Glickman, our Chairman and Chief Executive Officer, whereby he agreed to act as one of the administrators of our subsidiary, Aspreva Pharmaceuticals SA. The agreement provides that Mr. Glickman is not entitled to any remuneration for acting in this capacity.
LEGAL FEES
We retain Farris, Vaughan, Wills & Murphy LLP, a law firm where R. Hector MacKay-Dunn, Q.C., a member of our board of directors and our Corporate Secretary, is a senior partner. In 2005, we incurred legal fees payable to Farris, Vaughan, Wills & Murphy LLP of $834,000.
DIRECTOR AND OFFICER INDEMNIFICATION
Under the British Columbia Business Corporations Act, or BCBCA, we may indemnify an individual who:
•	is or was our director or officer;

•	is or was a director or officer of another corporation: (a) at the time when such corporation is or was an affiliate of ours; or, (b) at our request; or

•	at our request, is or was, acting in a similar capacity of another entity, against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of any legal proceeding or investigative action, whether current, threatened, pending or completed, in which such eligible party is involved because of that association with us or other entity.
However, indemnification is prohibited under the BCBCA if:
•	such eligible party did not act honestly and in good faith with a view to our best interests (or the other entity, as the case may be); and

•	in the case of a proceeding other than a civil proceeding, such eligible party did not have reasonable grounds for believing that such person’s conduct was lawful.
We may not indemnify or pay the expenses of an eligible party in respect of an action brought against an eligible party by or on behalf of us.
The BCBCA allows us to pay, as they are incurred in advance of a final disposition of a proceeding, the expenses actually and reasonably incurred by the eligible party, provided that, we receive from such eligible party an undertaking to repay the amounts advanced if it is ultimately determined that such payment is prohibited.
Despite the foregoing, on application by us or an eligible party, a court may:
•	order us to indemnify an eligible party in respect of an eligible proceeding;

•	order us to pay some or all of the expenses incurred by an eligible party in an eligible proceeding;

•	order enforcement of or any payment under an indemnification agreement;

•	order us to pay some or all of the expenses actually and reasonably incurred by a person in obtaining the order of the court; and

•	make any other order the court considers appropriate.

The BCBCA provides that we may purchase and maintain insurance for the benefit of an eligible party (or their heirs and personal or other legal representatives of the eligible party) against any liability that may be incurred by reason of the eligible party being or having been a director or officer, or in an equivalent position of ours or that of an associated corporation.
Our articles provide that, subject to the BCBCA, we must indemnify our directors, former directors or alternate directors and his or her heirs and legal personal representatives against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of, all legal proceedings, investigative actions or other eligible proceedings (whether current, threatened, pending or completed) to which such person is or may be liable, and we must, after the final disposition of a legal proceeding, investigative action or other eligible proceeding, pay the expenses (which includes costs, charges and expenses, including legal and other fees but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by such person in respect of that proceeding.
We maintain liability insurance which insures our directors and officers against certain losses and which insures us against our obligations to indemnify our directors and officers.
In February 2005, we also entered into indemnity agreements with our directors and executive officers which provide, among other things, that we will indemnify him or her for expenses actually and reasonably incurred by such person in respect of a proceeding in which such person is or may be joined as a party or is or may be liable for or in respect of penalty by reason of such person being or having been a director or officer; provided that, we shall not indemnify such person if, among other things, he or she did not act honestly and in good faith with a view to our best interests and, in the case of a proceeding other than a civil proceeding, the person did not have reasonable grounds for believing that his or her conduct in respect of which the proceeding was brought was lawful.
At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification would be required or permitted.
2005 ANNUAL REPORT AND AUDITED CONSOLIDATED FINANCIAL STATEMENTS
AND ADDITIONAL INFORMATION
A copy of our 2005 Annual Report to shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, accompanies this Proxy Statement. Our audited consolidated financial statements for our most recently completed fiscal year ended December 31, 2005, together with the report of our auditor and independent registered public accounting firm thereon, which is included in our Annual Report, will be presented at the Meeting. Additional copies of our 2005 Annual Report are available on our website at www.aspreva.com or upon request directly to Aspreva to the attention of our Executive Director Corporate and Investor Affairs.
Additional information relating to Aspreva may be found on EDGAR at www.sec.gov/edgar.shtml relating to filings made with the SEC, and on SEDAR at www.sedar.com relating to filings made with Canadian provincial securities regulatory authorities.
OTHER BUSINESS
Our board of directors is not aware of any other matter that may be presented at the Meeting. If other matters properly come before the Meeting, the persons named in the accompanying proxy intend to vote the common shares represented by proxy for which for which either of them is appointed in accordance with their best judgement on such matters.
The contents and the sending of this Proxy Statement have been approved by our board of directors.
DATED at Victoria, British Columbia, this 20th day of April 2006.
BY ORDER OF THE BOARD OF DIRECTORS

Bruce G. Cousins
Chief Financial Officer

EXHIBIT A
ORDINARY RESOLUTION APPROVING AMENDMENT TO THE
ASPREVA 2002 INCENTIVE STOCK OPTION PLAN TO INCREASE THE COMMON SHARES
IN RESPECT OF WHICH STOCK OPTIONS MAY BE GRANTED THEREUNDER
BE IT RESOLVED THAT:
1.	The Aspreva 2002 Incentive Stock Option Plan be and is hereby amended to increase from 3,531,000 to 4,031,000 common shares in respect of which stock options may be granted thereunder.

2.	Any director or officer of Aspreva be and is hereby authorized, for an on behalf of Aspreva, to execute and deliver all documents and instruments and take such other actions, including making all necessary filings with applicable regulatory bodies and stock exchanges, as such director or officer may determine to be necessary or desirable to implement this ordinary resolution and the matter authorized hereby.

EXHIBIT B
MANDATE OF THE BOARD OF DIRECTORS
This Mandate of the Board of Directors (the “Board”) of Aspreva Pharmaceuticals Corporation (the “Company”) outlines the responsibilities of the Company’s Board, and identifies the personal and professional conduct expected of its directors.
GENERAL BOARD RESPONSIBILITIES
It is the responsibility of the Board to oversee the direction and management of the Company in accordance with applicable law, the Company’s Articles and applicable rules and regulations of the NASDAQ National Market and Toronto Stock Exchange, while adhering to the highest ethical standards. Specific tasks and actions of the Board in fulfilling these general responsibilities are as follows:
Strategic Planning & Budgets
•	Meet at least annually to review the Company’s strategic business plan proposed by management, which takes into account, among other things, the opportunities and risks of the Company’s business, and includes a statement of the Company’s vision, mission and values, and to adopt such a plan with such changes as the Board deems appropriate.

•	Review the Company’s corporate objectives, financial plans and budgets proposed by management and adopt the same with such changes as the Board deems appropriate.

•	In connection with such reviews, the Board shall seek to provide a balance of long-term versus short-term orientation towards the Company’s vision, mission and values.
Review of Corporate Performance
•	Review the Company’s performance against strategic plans, corporate objectives, financial plans and budgets.
Chairman of the Board
•	Appoint a Chairman of the Board and review annually the Position Description for the Chairman.
Lead Director
•	If the Chairman of the Board is not independent under the current requirements of the NASDAQ National Market and the rules and regulations of the Canadian provincial securities regulatory authorities, appoint a Lead Director and review annually the Position Description for the Lead Director.
Executive Officers
•	Approve the hiring of executive officers.

•	Evaluate and ensure the integrity of the Chief Executive Officer and other executive officers, and further ensure that the Chief Executive Officer and other executive officers create a culture of integrity throughout the Company.

•	Establish, and review annually, the Position Description for the Chief Executive Officer, and the job descriptions for the executive officers, as deemed necessary.

•	Evaluate executive officers’ performance and replace executive officers where necessary.

•	Consider succession planning and the appointment and training of executive officers, including any recommendations from the Nominating and Corporate Governance Committee.

•	Confirm with management that all executive officers have current employment, non-competition and confidentiality agreements.

•	Review major Company organizational and staffing issues.
Corporate Disclosure
•	Review annually the Company’s Corporate Disclosure Policy and evaluate Company compliance with the policy.
Systems Integrity
•	Confirm with the Audit Committee that it has reviewed and discussed the adequacy of the Company’s internal controls and management information systems.

•	Review, adopt and confirm distribution to appropriate personnel of the Company’s Code of Conduct and other governing policies, as applicable. Review and evaluate whether the Company and its executive officers conduct themselves in an ethical manner and in compliance with applicable laws, regulations, audit and accounting principles and the Company’s own governing policies.

•	Ensure that the Board has free and full access to management regarding all matters of compliance and performance.
Material Transactions
•	Review and approve any material transactions outside of the corporate budget.
General Communications with Analysts, Investors, etc.
•	Establish and review annually a communications policy which governs how the Company interacts with analysts, investors, other key stakeholders and the public.
Communications with Shareholders
•	Receive and review written communications from shareholders, unless the communication is unduly hostile, threatening or similarly inappropriate.
BOARD STRUCTURE AND FUNCTION
Composition of the Board of Directors and Independence
•	Ensure that the majority of Directors are independent under the current requirements of the NASDAQ National Market and the rules and regulations of the Canadian provincial securities regulatory authorities.
Annual Disclosure of Director Independence
•	Publicly disclose in the Company’s annual proxy statement conclusions as to the independence of the directors as required by the rules of the SEC, NASDAQ National Market and the rules and regulations of the Canadian provincial securities regulatory authorities.
Board Assessment
•	Review and discuss the Nominating and Corporate Governance Committee’s periodic assessment of the performance of the Board, including Board committees.
Outside Advisors for Directors
•	Ensure that the Board and each committee of the Board are permitted to engage outside advisors at the Company’s expense as they deem appropriate.
Director Succession
•	Ensure that there is a succession plan for directors.

Compensation of Non-Employee Directors
•	Annually review and approve the compensation to be paid to non-employee directors as recommended by the Compensation Committee.
Review of Board Materials, Attendance at Meetings, etc.
•	Ensure that Board members review available Board meeting materials in advance, attend an appropriate number of Board meetings and committee meetings, as applicable, and devote the necessary time and attention to effectively carry out the Board’s responsibilities.
Perform other Functions Prescribed by Law and Articles
•	Perform such other functions as prescribed by law and in the Company’s Articles.
Audit Committee
•	Delegate general responsibility to the Audit Committee regarding, among other things:
o	evaluating the performance, and assessing the qualifications, of the Company’s independent auditors and recommending to the Board the appointment of, and compensation for, the independent auditors for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services;

o	subject to the appointment of the independent auditors by the Company’s shareholders, determining and approving the engagement of, and compensation to be paid to, the independent auditors;

o	determining and approving the engagement, prior to the commencement of such engagement, of, and compensation for, the independent auditors to perform any proposed permissible non-audit services;

o	reviewing the Company’s financial statements and management’s discussion and analysis of financial condition and results of operations and recommending to the Board whether or not such financial statements and management’s discussion and analysis of financial condition and results of operations should be approved by the Board;

o	conferring with the independent auditors and with management regarding the scope, adequacy and effectiveness of internal financial reporting controls in effect;

o	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters; and

o	reviewing and discussing with management the independent auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and investment and hedging policies and the steps taken by management to monitor and control these exposures.
•	Appoint Board members to fill any vacancy in the Audit Committee.

•	Ensure that all members of the Audit Committee are:
o	independent under the current requirements of the NASDAQ National Market and the rules and regulations of the SEC and Canadian provincial securities regulatory authorities; and

o	financially literate such that he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements.
•	Ensure that the Audit Committee has one member who is an audit committee financial expert as is currently defined under the SEC rules implementing Section 407 of the Sarbanes Oxley Act of 2002.

•	Review annually the Audit Committee Charter and suggest changes to its charter as the committee deems appropriate for consideration by the Board.
Compensation Committee
•	Delegate general responsibility to the Compensation Committee regarding, among other things:
o reviewing and making recommendations to the Board for the Chief Executive Officer and other executive officers:
▪	the annual base salary;

▪	the annual incentive bonus, including the specific goals and amount;

▪	equity compensation;

▪	employment agreements, severance arrangements and change in control agreements/provisions; and

▪	any other benefits, compensations, compensation policies or arrangements;
o	reviewing and making recommendations to the Board regarding general compensation goals and guidelines for employees and the criteria by which bonuses to employees are determined;

o	reviewing and making recommendations to the Board regarding the compensation to be paid to non-employee Board members, including any retainer, committee and committee chair fees and/or equity compensation;

o	preparing any report to be included in the Company’s periodic filings or proxy statement; and

o	acting as administrator of the Aspreva 2002 Incentive Stock Option Plan (and other equity based plans established from time to time) and determining its use, from time to time, as a form of incentive compensation for service providers.
•	Appoint Board members to fill any vacancy in the Compensation Committee.

•	Ensure that all members of the Compensation Committee are independent under the current requirements of the NASDAQ National Market and the rules and regulations of the SEC and Canadian provincial securities regulatory authorities.

•	Review annually the Compensation Committee Charter and suggest changes to its charter as the committee deems appropriate for consideration by the Board.
Nominating and Corporate Governance Committee
•	Delegate general responsibility to the Nominating and Corporate Governance Committee regarding, among other things:
o	reviewing board structure, composition and practices, and making recommendations on these matters to the Board;

o	reviewing, soliciting and making recommendations to the Board and shareholders with respect to candidates for election to the Board; and

o	developing and reviewing a set of corporate governance principles for the Company.
•	Appoint Board members to fill any vacancy in the Nominating and Corporate Governance Committee.

•	Ensure that all members of the Nominating and Corporate Governance Committee are independent under the current requirements of the NASDAQ National Market and the rules and regulations of the SEC and Canadian provincial securities regulatory authorities.

•	Review annually the Nominating and Corporate Governance Committee Charter, and suggest changes to the charter as the committee deems appropriate for consideration by the Board.

Amendments to this Mandate of the Board of Directors
•	Annually review this Mandate and propose amendments to be ratified by the Board.
PERSONAL AND PROFESSIONAL CHARACTERISTICS OF BOARD MEMBERS
The following characteristics and traits outline the framework for the recruitment and selection of Board nominees:
Leadership and Experience
•	Nominees must demonstrate exceptional leadership traits and a high level of achievement in their personal and professional lives that reflects high standards of personal and professional conduct.
Conduct and Accountability
•	Nominees must demonstrate the highest ethical standards and conduct in their personal and professional lives, and make and be accountable for their decisions in their capacity as board members.
Judgement
•	Nominees must demonstrate a capacity to provide sound advice on a broad range of industry and community issues.

•	Nominees must have or develop a broad knowledge base of the Company’s industry in order to understand the basis from which corporate strategies are developed and business plans produced.

•	Nominees must be able to provide a mature and useful perspective as to the business plan, strategy, risks and objectives of the Company.
Teamwork
•	Nominees must demonstrate that they will put Board and Company performance ahead of individual achievements.
Communication
•	Nominees must demonstrate a willingness to listen as well as to communicate their opinions openly and in a respectful manner.

APPENDIX C
CHARTER OF THE AUDIT COMMITTEE
I. PURPOSE
The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Aspreva Pharmaceuticals Corporation (the “Company”) shall be to act on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to: (i) the Company’s corporate accounting, financial reporting practices and audits of financial statements; (ii) the Company’s systems of internal accounting and financial controls; (iii) the quality and integrity of the Company’s financial statements and reports; and (iv) the qualifications, independence and performance of any firm or firms of certified public accountants or independent chartered accountants engaged as the Company’s independent outside auditors (the “Auditors”).
II. COMPOSITION AND MEETINGS
     A. Composition. The Committee shall consist of at least three (3) members of the Board. Each member shall meet the independence and financial literacy and experience requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”), or similar requirements of such other securities exchange or quotation system or regulatory agency as may from time to time apply to the Company, the rules and regulations of the United States Securities and Exchange Commission (“SEC”) and the rules and regulations of the Canadian provincial securities regulatory authorities (collectively, the “Rules”), subject to any exceptions permitted by the Rules. Each member shall meet such other qualifications for membership on an audit committee as are established from time to time in the Rules. At least one member shall be an audit committee financial expert as defined by the rules of the SEC. The members of the Committee shall be appointed by and serve at the discretion of the Board. Vacancies occurring on the Committee shall be filled by the Board. The Committee’s Chairperson shall be designated by the Board, or if it does not do so, the Committee members shall elect a Chairperson by notice of a majority of the full Committee.
     B. Meetings. The Committee will hold at least four (4) regular meetings per year and additional meetings as the Committee deems appropriate. Meetings may be called by the Chairperson of the Committee or the Chairman of the Board.
III. MINUTES AND REPORTS
Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairperson of the Committee will report to the Board from time to time, or whenever so requested by the Board.
IV. AUTHORITY
The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder.
The Committee shall have authority to retain, and set and pay the compensation for, at the Company’s expense, advice and assistance from internal and external legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Company shall make available to the Committee all funding necessary for the Committee to carry out its duties, including, without limitation, the payment of such expenses. The Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.
V. RESPONSIBILITIES
The operation of the Committee will be subject to the provisions of the articles of the Company and the Business Corporations Act (British Columbia), each as in effect from time to time.
The Auditors shall report directly to the Committee. The Committee shall oversee the Company’s financial reporting process on behalf of the Board. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively.

To implement the Committee’s purpose, the Committee shall, to the extent the Committee deems necessary or appropriate, be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities as appropriate under the circumstances:
      1. Evaluation and Recommendation to the Board. To evaluate the performance of the Auditors, to assess their qualifications (including their internal quality-control procedures and any material issues raised by that firm’s most recent internal quality-control or peer review or any investigations by regulatory authorities) and to recommend to the Board: (a) the Auditors to be presented to the Company’s shareholders for appointment for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Company; and (b) the compensation of the Auditor.
      2. Approval of Audit Engagements. Subject to the appointment of the Auditors by the Company’s shareholders, to determine and approve engagements of the Auditors, prior to commencement of such engagement, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the compensation to be paid to the Auditors, which approval may be pursuant to preapproval policies and procedures, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting and ratified by the Board.
      3. Approval of Non-Audit Services. To determine and approve engagements of the Auditors, prior to commencement of such engagement (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefor, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.
      4. Audit Partner Rotation. To monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable laws and rules.
      5. Auditor Conflicts. At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.
      6. Audited Financial Statement Review. To review, upon completion of the audit, the Company’s financial statements, including the related notes and the management’s discussion and analysis of financial condition and results of operations, prior to the same being filed with applicable regulatory authorities and to recommend whether or not such financial statements and management’s discussion and analysis of financial condition and results of operations should be approved by the Board.
      7. Annual Audit Results. To discuss with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and immaterial adjustments not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under promulgated auditing standards.
      8. Quarterly Results. To discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, including the related notes and the management’s discussion and analysis of financial condition and results of operations prior to the same being filed with applicable regulatory authorities, any material audit adjustments proposed by the Auditors and immaterial adjustments not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under promulgated auditing standards and to recommend whether or not such financial statements and management’s discussion and analysis of financial condition and results of operations should be approved by the Board.
      9. Annual and Interim Financial Press Releases. Review with management annual and interim financial press releases before the Company publicly discloses this information.
      10. Accounting Principles and Policies. To review with management and the Auditors significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under GAAP related to material items discussed with management and any other significant reporting issues and judgments.

      11. Risk Assessment and Management. To review and discuss with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures, including the Company’s investment and hedging policies, and the steps taken by management to monitor and control these exposures.
     12. Management Cooperation with Audit. To review with the Auditors any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information, significant disagreements with management and management’s response, if any.
      13. Management Letters. To review with the Auditors and, if appropriate, management, any management or internal control letters issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.
      14. Disagreements Between Auditors and Management. To review with the Auditors and management any conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies.
      15. Internal and Financial Reporting Controls. To confer with the Auditors and with the management of the Company regarding the scope, adequacy and effectiveness of internal financial reporting controls in effect including any special audit steps taken in the event of material control deficiencies. To review with the Auditors and with the management of the Company the progress and findings of their efforts related to the documentation, assessment and testing of internal controls related to compliance with the Rules, including Section 404 of the Sarbanes-Oxley Act.
      16. Separate Sessions. Periodically, to meet in separate sessions with the Auditors and management to discuss any matters that the Committee, the Auditors or management believe should be discussed privately with the Committee.
      17. Complaint Procedures. To establish procedures, when and as required by applicable laws and rules, or as otherwise deemed appropriate by the Committee, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
      18. Regulating and Accounting Initiatives. To review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.
      19. Related Party Transactions. To review and approve related-party transactions and review other issues arising under the Company’s Code of Conduct or similar policies as required by Nasdaq rules.
      20. Investigations. To investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.
      21. Proxy Report. If required, to prepare the report required by regulatory authorities to be included in the Company’s annual proxy statement or other regulatory filing.
      22. Annual Charter Review. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.
      23. Report to Board. To report to the Board with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the performance or independence of the Auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.
      24. Other Responsibilities. Perform such other functions as may be assigned by law, by the Company’s articles or by the Board.
It shall be management’s responsibility to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. It is not the duty of the Committee to (1) plan or conduct audits; (2) determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles; (3) to resolve disagreements, if any, between management and the outside auditors; or (4) to assure compliance with laws and regulations and the Company’s policies generally. Furthermore, it is the responsibility of the CEO and senior management to avoid and minimize the Company’s exposure to risk, and while the Committee is responsible for reviewing with management the guidelines and policies to govern the process by which risk assessment and management is undertaken, the Committee is not the sole body responsible. The Auditors shall be accountable to the Committee as representatives of the shareholders.

MR SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X 9X9	Security Class COMMON Holder Account Number C1234567890 X X X
____
Fold

Form of Proxy — Annual and Special General Meeting to be held on May 24, 2006

This Form of Proxy is solicited by and on behalf of the Board of Directors.
Notes to proxy
1.	Every shareholder has the right to appoint some other person of their choice, who need not be a shareholder, to attend and act on their behalf at the meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	This proxy must be signed by the shareholder or by the shareholder’s attorney duly authorized in writing or, if the shareholder is a corporation or an association, signed by any individual authorized by a resolution of the directors or governing body of the corporation or association. If this proxy is executed by an attorney for an individual or by an individual authorized by a shareholder that is a corporation or association, the instrument so empowering the attorney or individual, as the case may be, or a notarily certified copy thereof, must accompany this proxy.

In such cases, voting may only be done by mail or facsimile, and not by the Internet.

3.	This proxy should be signed in the exact manner as the name appears on the proxy.

4.	If this proxy is not dated, it will be deemed to be dated May 19, 2006.

5.	The common shares represented by this proxy will be voted as directed by the shareholder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board of Directors.

6.	The common shares represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the shareholder, on any ballot that may be called for and, if the shareholder has specified a choice with respect to any matter to be acted on, the common shares will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

8.	This proxy should be read in conjunction with the accompanying Proxy Statement provided by the Board of Directors.

This proxy must be received by Computershare no later than Friday, May 19, 2006 at 4:30 p.m. (Eastern Daylight Time) or, if the Meeting is adjourned or postponed, no later than 4:30 p.m. (Eastern Daylight Time) on the second-last business day prior to the date on which the Meeting is adjourned or postponed. Proxies received by Computershare after this time will not be accepted; however, the Chairman may determine, in his sole discretion, to accept a proxy that is delivered in person to the Chairman at the Meeting as to any matter in respect of which a vote has not already been cast. The mailing address and facsimile number is: Computershare Investor Services, Proxy Dept. 100 University Avenue 9th Floor, Toronto, Ontario, M5J 2Y1.
Fax: Within North America: 1-866-249-7775. Outside North America: (416) 263-9524
____
Fold

VOTE USING THE INTERNET!
If you vote by the Internet, DO NOT mail back this proxy.
Voting by mail or facsimile is the only method for common shares held in the name of a corporation or common shares being voted on behalf of another individual.
To vote by the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER 123456	HOLDER ACCOUNT NUMBER C1234567890	ACCESS NUMBER 12345

00CC1E	CPUQC01.E.INT/000001/i1234

Appointment of Proxyholder

The undersigned “Registered Shareholder” of Aspreva Pharmaceuticals Corporation hereby appoints: Richard Glickman, Chairman and Chief Executive Officer, or failing him, Noel F. Hall, President and Director,
OR
Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special General Meeting of Aspreva Pharmaceuticals Corporation to be held in the Cortes Island Room of the Fairmont Hotel Vancouver, 900 West Georgia Street, Vancouver, British Columbia on May 24, 2006 at 10:00 AM (Pacific Daylight Time) and at any adjournment thereof.
VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.
1. Election of Directors

		For	Withhold
01.	Richard M. Glickman	☐	☐
05.	Julia G. Levy	☐	☐

		For	Withhold
02.	Noel F. Hall	☐	☐
06.	R. Hector MacKay-Dunn, Q.C.	☐	☐

		For	Withhold
03.	Kirk K. Calhoun	☐	☐
07.	George M. Milne	☐	☐

		For	Withhold
04.	Ronald M. Hunt	☐	☐
08.	Arnold L. Oronsky	☐	☐
____
Fold

	For	Withhold
2. Appointment of Auditors
To appoint Ernst & Young LLP as the auditor and independent registered public accounting firm for the ensuing year and to authorize the audit committee of the board of directors to fix the remuneration to be paid to the auditors.
	☐	☐

	For	Against
3. Amend Aspreva 2002 Incentive Stock Option Plan
To amend the Aspreva 2002 Incentive Stock Option Plan to increase from 3,531,000 to 4,031,000 common shares in respect of which stock options may be granted thereunder.	☐	☐

	For	Against
4. Transact Other Business
To transact such other business as may properly come before the Meeting, or any adjournments or postponements thereof.	☐	☐

____
Fold

Authorized Signature(s) — This section must be completed for your instructions to be executed.
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this proxy will be voted as recommended by the Board of Directors.
Signature(s)

Date
MM / DD / YY

Interim Financial Statements
Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail.
☐

Annual Report
Mark this box if you would NOT like to receive the Annual Report and accompanying Management’s Discussion and Analysis by mail.
☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.
        00CC2C

ASPREVA PHARMACEUTICALS CORPORATION

ASPREVA 2002 INCENTIVE STOCK
OPTION PLAN

ASPREVA PHARMACEUTICALS CORPORATION
ASPREVA 2002 INCENTIVE STOCK OPTION PLAN
(as amended by the board of directors on May 5, 2004,
as amended by the board of directors on December 8, 2004;
as revised to give effect to a stock split effective February 8, 2005; and
as amended by the board of directors on March 2, 2006)
1.	PURPOSE OF THE PLAN

1.1	PURPOSE OF THIS PLAN. The purpose of this Plan is to promote the interests of the Corporation by:
(a)	furnishing certain directors, officers, employees or consultants of the Corporation or an Affiliate or other persons as the Compensation Committee may approve with greater incentive to further develop and promote the business and financial success of the Corporation;

(b)	furthering the identity of interests of persons to whom options may be granted with those of the shareholders of the Corporation generally through share ownership in the Corporation; and

(c)	assisting the Corporation in attracting, retaining and motivating its directors, officers, employees and consultants.
The Corporation believes that these purposes may best be effected by granting Options to acquire Common Shares.
2.	DEFINITIONS

2.1	DEFINITIONS. In this Plan, unless there is something in the subject matter or context inconsistent therewith, capitalized words and terms will have the following meanings:
(a)	“AFFILIATE” means a corporation that is an affiliate of the Corporation under the Securities Act (British Columbia), as amended from time to time;

(b)	“BOARD OF DIRECTORS” means the board of directors of the Corporation as constituted from time to time;

(a)	“CHANGE IN CONTROL” means:
(i)	any merger or consolidation in which voting securities of the Corporation possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction and the composition of the Board of Directors following such transaction is such that the directors of the

2

Corporation prior to the transaction constitute less than fifty percent (50%) of the Board of Directors membership following the transaction;

(ii)	any acquisition, directly or indirectly, by an person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership of voting securities of the Corporation possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities;

(iii)	any acquisition, directly or indirectly, by a person or related group of persons of the right to appoint a majority of the directors of the Corporation or otherwise directly or indirectly control the management, affairs and business of the Corporation;

(iv)	any sale, transfer or other disposition of all or substantially all of the assets of the Corporation; and

(v)	a complete liquidation or dissolution of the Corporation;
provided however, that a Change in Control shall not be deemed to have occurred if such Change in Control results solely from the issuance, in connection with a bona fide financing or series of financings by the Corporation or any of its Affiliates, of voting securities of the Corporation or any of its Affiliates or any rights to acquire voting securities of the Corporation or any of its Affiliates which are convertible into voting securities;

(c)	“COMMON SHARES” means the common shares in the capital of the Corporation as constituted on the Effective Date, provided that if the rights of any Participant are subsequently adjusted pursuant to Article 9 hereof, “Common Shares” thereafter means the shares or other securities or property which such Participant is entitled to purchase after given effect to such adjustment;

(d)	“COMPENSATION COMMITTEE” meaning ascribed thereto in Section 5.1 of this Plan;

(e)	“CONSULTANT” means any individual, corporation or other person engaged to provide ongoing valuable services to the Corporation or an Affiliate;

(f)	“CORPORATION” means Aspreva Pharmaceuticals Corporation and includes any successor corporation thereto;

(g)	“EFFECTIVE DATE” has the meaning ascribed thereto by Section 3.1 of this Plan;

(h)	“ELIGIBLE PERSON” means a director, officer, employee or Consultant of the Corporation or an Affiliate or a person otherwise approved by the Compensation Committee;

3

(i)	“EXERCISE PRICE” means the price per Common Share at which a Participant may purchase Common Shares pursuant to an Option, provided that if such price is adjusted pursuant to Section 9.1 hereof, “Exercise Price” thereafter means the price per Common Share at which such Participant may purchase Common Shares pursuant to such Option after giving effect to such adjustment;

(j)	“LEGAL REPRESENTATIVE” has the meaning ascribed thereto by Section 6.7 of this Plan;

(k)	“MERGER AND ACQUISITION TRANSACTION” means:
(i)	any merger;

(ii)	any acquisition;

(iii)	any amalgamation;

(iv)	any offer for shares of the Corporation which if successful would entitle the offeror to acquire all of the voting securities of the Corporation; or

(v)	any arrangement or other scheme of reorganization;
that results in a Change in Control;

(l)	“OPTIONS” means stock options granted hereunder to purchase Common Shares from treasury pursuant to the terms and conditions hereof and as evidenced by an Option Agreement and “Option” means any one of them;

(m)	“OPTION AGREEMENT” means an agreement evidencing an Option, entered into by and between the Corporation and an Eligible Person;

(n)	“OUTSTANDING COMMON SHARES” at the time of any share issuance or grant of Options means the number of Common Shares that are outstanding immediately prior to the share issuance or grant of Options in question, on a non-diluted basis, excluding Common Shares issued pursuant to share compensation arrangements over the preceding one-year period, or such other number as may be determined under the applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Stock Exchange;

(o)	“PARTICIPANT” means a person to whom Options have been granted under this Plan;

(p)	“PLAN” means the Aspreva 2002 Incentive Stock Option Plan, as the same may from time to time be supplemented or amended and in effect;

(q)	“STOCK EXCHANGE” means such stock exchange or other organized market on which the Common Shares are listed or posted for trading;

4

(r)	“U.S. EXCHANGE ACT” means the U.S. Securities Exchange Act of 1934, as amended from time to time;

(s)	“U.S. INTERNAL REVENUE CODE” means the Internal Revenue Code of 1986 of the United States, as amended from time to time;

(t)	“U.S. NONQUALIFIED STOCK OPTION” means an Option to purchase Common Shares other than a U.S. Qualified Incentive Stock Option;

(u)	“U.S. OPTIONEE” means a Participant who is a citizen or a resident of the United States (including its territories, possessions and all areas subject to the jurisdiction); and

(v)	“U.S. QUALIFIED INCENTIVE STOCK OPTION” means an Option to purchase Common Shares with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the U.S. Internal Revenue Code, such intention being evidenced by the resolutions of the Compensation Committee at the time of grant.
3.	EFFECTIVE DATE OF PLAN

3.1	EFFECTIVE DATE OF THIS PLAN. The effective date (the “Effective Date”) of this Plan is January 22, 2002, the date on which this Plan was deemed to be adopted by the Board of Directors.

4.	COMMON SHARES SUBJECT TO PLAN

4.1	COMMON SHARES SUBJECT TO THIS PLAN. The aggregate number of Common Shares in respect of which Options may be granted pursuant to this Plan shall not exceed 4,031,000. The number of Common Shares in respect of which Options may be granted pursuant to this Plan may be increased, decreased or fixed by the Board of Directors, as permitted under the applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Stock Exchange.

4.2	REGRANTING OF SHARES. Upon the expiry, termination or surrender of an Option which has not been exercised in full, the number of Common Shares reserved for issuance under that Option which have not been issued shall become available for issue for the purpose of additional Options which may be granted under this Plan.

4.3	RESERVATION OF SHARES. The Board of Directors will reserve for allotment from time to time out of the authorized but unissued Common Shares sufficient Common Shares to provide for issuance of all Common Shares which are issuable under all outstanding Options.

4.4	NO FRACTIONAL SHARES. No fractional Common Shares may be purchased or issued under this Plan.

5

5.	ADMINISTRATION OF PLAN

5.1	ADMINISTRATION OF PLAN. The Board of Directors may at any time appoint a committee (the “Compensation Committee”) to, among other things, interpret, administer and implement this Plan on behalf of the Board of Directors in accordance with such terms and conditions as the Board of Directors may prescribe, consistent with this Plan (provided that if at any such time such a committee has not been appointed by the Board of Directors, this Plan will be administered by the Board of Directors, and in such event references herein to the Compensation Committee shall be construed to be a reference to the Board of Directors). The Board of Directors will take such steps which in its opinion are required to ensure that the Compensation Committee has the necessary authority to fulfil its functions under this Plan.

5.2	POWERS OF COMPENSATION COMMITTEE. The Compensation Committee is authorized, subject to the provisions of this Plan, to establish from time to time such rules and regulations, make such determinations and to take such steps in connection with this Plan as in the opinion of the Compensation Committee are necessary or desirable for the proper administration of this Plan. For greater certainty, without limiting the generality of the foregoing, the Compensation Committee will have the power, where consistent with the general purpose and intent of this Plan and subject to the specific provisions of this Plan and any approval of the Stock Exchange, if applicable:
(a)	to interpret and construe this Plan and any Option Agreement and to determine all questions arising out of this Plan and any Option Agreement, and any such interpretation, construction or determination made by the Compensation Committee will be final, binding and conclusive for all purposes;

(b)	to determine to which Eligible Persons Options are granted, and to grant, Options;

(c)	to determine the number of Common Shares covered by each Option;

(d)	to determine the Exercise Price for each Option;

(e)	to determine the time or times when Options will be granted, vest and be exerciseable and to determine when it is appropriate to accelerate when Options otherwise subject to vesting may be exercised;

(f)	to determine if the Common Shares that are subject to an Option will be subject to any restrictions or repurchase rights upon the exercise of such Option including, where applicable, the endorsement of a legend on any certificate representing Common Shares acquired on the exercise of any Option to the effect that such Common Shares may not be offered, sold or delivered except in compliance with the applicable securities laws and regulations of Canada, the United States or any other country and if any rights or restrictions exist they will be described in the applicable option agreement;

(g)	to determine the expiration date for each Option and to extend the period of time for which any Option is to remain exerciseable in appropriate circumstances, including, without limitation, in the event of the Participant’s cessation of service

6

or in the event of a prolonged Corporation-mandated trading restriction period, provided that such date may not be later than the earlier of (A) the date which is the tenth anniversary of the date on which such Option is granted, and (B) the latest date permitted under the applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Stock Exchange;

(h)	to prescribe the form of the instruments relating to the grant, exercise and other terms of Options;

(i)	to enter into an Option Agreement evidencing each Option which will incorporate such terms as the Compensation Committee in its discretion deems consistent with this Plan;

(j)	to take such steps and require such documentation from Eligible Persons which in its opinion are necessary or desirable to ensure compliance with the rules and regulations of the Stock Exchange and all applicable laws;

(k)	to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the provisions of the laws of Canada, the United States and other countries in which the Corporation or its Affiliates may operate to ensure the viability and maximization of the benefits from the Options granted to Participants residing in such countries and to meet the objectives of this Plan; and

(l)	to determine such other matters as provided for herein.
6.	GRANT OF OPTIONS

Subject to the rules set out below, the Compensation Committee (or in the case of any proposed Participant who is a member of the Compensation Committee, the Board of Directors) may from time to time grant to any Eligible Person one or more Options as the Compensation Committee deems appropriate:

6.1	DATE OPTION GRANTED. The date on which an Option will be deemed to have been granted under this Plan will be the date on which the Compensation Committee authorizes the grant of such Option or such other date as may be specified by the Compensation Committee at the time of such authorization.

6.2	NUMBER OF COMMON SHARES/MAXIMUM GRANT. The number of Common Shares that may be purchased under any Option will be determined by the Compensation Committee, provided that the number of Common Shares reserved for issuance to any one person pursuant to this Plan shall not, in aggregate, exceed 5% of the total number of Outstanding Common Shares. A Participant who holds Options at the time of granting an Option, may hold more than one Option.

6.3	EXERCISE PRICE. The Exercise Price per Common Share under each Option will be the fair market value of such shares at the time of grant, expressed in terms of money, as determined by the Compensation Committee, in its sole discretion, provided that such price may

7

not be less than the lowest price permitted under the applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Stock Exchange.

6.4	OPTION AGREEMENTS. Each Option will be evidenced by an Option Agreement which incorporates such terms and conditions as the Compensation Committee in its discretion deems appropriate and consistent with the provisions of this Plan (and the execution and delivery by the Corporation of an Option Agreement with a Participant shall be conclusive evidence that such Option Agreement incorporates terms and conditions approved by the Compensation Committee and is consistent with the provisions of this Plan). Each Option Agreement will be executed by the Participant to whom the Option is granted and on behalf of the Corporation by any member of the Compensation Committee or any officer of the Corporation or such other person as the Compensation Committee may designate for such purpose.

6.5	TERM OF OPTIONS. Each Option will expire on the earlier of:
(a)	the date determined by the Compensation Committee and specified in the Option Agreement pursuant to which such Option is granted, provided that such date may not be later than the earlier of (A) the date which is the tenth anniversary of the date on which such Option is granted, and (B) the latest date permitted under the applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Stock Exchange;

(b)	in the event the Participant ceases to be an Eligible Person for any reason, other than the death of the Participant or the termination of the Participant for cause, such period of time after the date on which the Participant ceases to be an Eligible Person as may be specified by the Compensation Committee, which date shall not exceed three months following the termination of the Participant’s employment with the Corporation or in the case of options granted to a director or Consultant, three months following the Participant ceasing to be a director or a Consultant, unless the Compensation Committee otherwise determines, and which period will be specified in the Option Agreement with the Participant with respect to such Option;

(c)	in the event of the termination of the Participant as a director, officer, employee or Consultant of the Corporation or an Affiliate for cause, the date of such termination;

(d)	in the event of the death of a Participant prior to: (A) the Participant ceasing to be an Eligible Person; or (B) the date which is the number of days specified by the Compensation Committee pursuant to subparagraph (b) above from the date on which the Participant ceased to be an Eligible Person; the date which is one year after the date of death of such Participant or such other date as may be specified by the Compensation Committee and which period will be specified in the Option Agreement with the Participant with respect to such Option; and

(e)	notwithstanding the foregoing provisions of subparagraphs (b), (c) and (d) of this Section 6.5, the Compensation Committee may, subject to regulatory approval, at

8

any time prior to expiry of an Option extend the period of time within which an Option may be exercised by a Participant who has ceased to be an Eligible Person, but such an extension shall not be granted beyond the original expiry date of the Option as provided for in subparagraph (a) above.
Notwithstanding the foregoing, except as expressly permitted by the Compensation Committee, all Options will cease to vest as at the date upon which the Participant ceases to be an Eligible Person.
6.6	CHANGE IN STATUS. A change in the status, office, position or duties of a Participant from the status, office, position or duties held by such Participant on the date on which the Option was granted to such Participant will not result in the termination of the Option granted to such Participant provided that such Participant remains a director, officer, employee or Consultant of the Corporation or an Affiliate.

6.7	NON-TRANSFERABILITY OF OPTIONS. Each Option Agreement will provide that the Option granted thereunder is not transferable or assignable and may be exercised only by the Participant or, in the event of the death of the Participant or the appointment of a committee or duly appointed attorney of the Participant or of the estate of the Participant on the grounds that the Participant is incapable, by reason of physical or mental infirmity, of managing their affairs, the Participant’s legal representative or such committee or attorney, as the case may be (the “Legal Representative”).

6.8	REPRESENTATIONS AND COVENANTS OF PARTICIPANTS. Each Option Agreement will contain representations and covenants of the Participant that:
(a)	the Participant is a director, officer, employee, or Consultant of the Corporation or an Affiliate or a person otherwise approved as an “Eligible Person” under this Plan by the Compensation Committee;

(b)	the Participant has not been induced to enter into such Option Agreement by the expectation of employment or continued employment with the Corporation or an Affiliate;

(c)	the Participant is aware that the grant of the Option and the issuance by the Corporation of Common Shares thereunder are exempt from the obligation under applicable securities laws to file a prospectus or other registration document qualifying the distribution of the Options or the Common Shares to be distributed thereunder under any applicable securities laws;

(d)	upon each exercise of an Option, the Participant, or the Legal Representative of the Participant, as the case may be, will, if requested by the Corporation, represent and agree in writing that the person is, or the Participant was, a director, officer, employee or Consultant of the Corporation or an Affiliate or a person otherwise approved as an “Eligible Person” under this Plan by the Compensation Committee and has not been induced to purchase the Common Shares by expectation of employment or continued employment with the Corporation or an Affiliate, and

9

that such person is not aware of any commission or other remuneration having been paid or given to others in respect of the trade in the Common Shares; and

(e)	if the Participant or the Legal Representative of the Participant exercises the Option, the Participant or the Legal Representative, as the case may be, will prior to and upon any sale or disposition of any Common Shares purchased pursuant to the exercise of the Option, comply with all applicable securities laws and all applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Stock Exchange, and will not offer, sell or deliver any of such Common Shares, directly or indirectly, in the United States or to any citizen or resident of, or any Corporation, partnership or other entity created or organized in or under the laws of, the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, except in compliance with the securities laws of the United States.
6.9	PROVISIONS RELATING TO SHARE ISSUANCES. Each Option Agreement will contain such provisions as in the opinion of the Compensation Committee are required to ensure that no Common Shares are issued on the exercise of an Option unless the Compensation Committee is satisfied that the issuance of such Common Shares will be exempt from all registration or qualification requirements of applicable securities laws and will be permitted under the applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Stock Exchange. In particular, if required by any regulatory authority to which the Corporation is subject, including the Stock Exchange, an Option Agreement may provide that shareholder approval to the grant of an Option must be obtained prior to the exercise of the Option or to the amendment of the Option Agreement.

7.	U.S. QUALIFIED INCENTIVE STOCK OPTION PROVISIONS

To the extent required by Section 422 of the U.S. Internal Revenue Code, U.S. Qualified Incentive Stock Options shall be subject to the following additional terms and conditions and if there is any conflict between the terms of this Article and other provisions under this Plan, the provisions under this Article shall prevail:

7.1	ELIGIBLE EMPLOYEES. All classes of employees of the Corporation or one of its parent corporations or subsidiary corporations may be granted U.S. Qualified Incentive Stock Options. U.S. Qualified Incentive Stock Options shall only be granted to U.S. Optionees who are, at the time of grant, officers, key employees or directors of the Corporation or one of its parent corporations or subsidiary corporations (provided, for purposes of this Article 7 only, such directors are then also officers or key employees of the Corporation or one of its parent corporations or subsidiary corporations). For purposes of this Article 7, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for the purposes of Section 422 of the U.S. Internal Revenue Code. Any director of the Corporation who is a U.S. Optionee shall be ineligible to vote upon the granting of such Option; and for greater certainty, contractors of the Corporation or subsidiary corporations may not be granted U.S. Qualified Incentive Stock Options.

10
7.2	DOLLAR LIMITATION. To the extent the aggregate fair market value (determined as of the grant date) of Common Shares with respect to which U.S. Qualified Incentive Stock Options are exercisable for the first time by a U.S. Optionee during any calendar year (under this Plan and all other stock option plans of the Corporation) exceeds U.S. $100,000, such portion in excess of U.S. $100,000 shall be treated as a U.S. Nonqualified Stock Option. In the event the U.S. Optionee holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

7.3	10% SHAREHOLDERS. If any U.S. Optionee to whom an U.S. Qualified Incentive Stock Option is to be granted under this Plan at the time of the grant of such U.S. Qualified Incentive Stock Option is the owner of shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Corporation, then the following special provisions shall be applicable to the U.S. Qualified Incentive Stock Option granted to such individual:
(i)	the Exercise Price (per Common Share) subject to such U.S. Qualified Incentive Stock Option shall not be less than one hundred ten percent (110%) of the fair market value of one Common Share at the time of grant; and

(ii)	for the purposes of this Article 7 only, the option exercise period shall not exceed five (5) years from the date of grant.
The determination of 10% ownership shall be made in accordance with Section 422 of the U.S. Internal Revenue Code.
7.4	EXERCISABILITY. To qualify for U.S. Qualified Incentive Stock Option tax treatment, an Option designated as a U.S. Qualified Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the U.S. Optionee’s reemployment rights are guaranteed by statute or contract. For purposes of this Section 7.4, “total disability” shall mean a mental or physical impairment of the U.S. Optionee which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the U.S. Optionee to be unable, in the opinion of the Corporation and two independent physicians, to perform his or her duties for the Corporation and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Corporation and the two independent physicians have furnished their opinion of total disability to the Compensation Committee.

7.5	TAXATION OF U.S. QUALIFIED INCENTIVE STOCK OPTIONS. In order to obtain certain tax benefits afforded to U.S. Qualified Incentive Stock Options under Section 422 of the U.S. Internal Revenue Code, the U.S. Optionee must hold the Common Shares issued upon the exercise of a U.S. Qualified Incentive Stock Option for two years after the date of grant of the U.S. Qualified Incentive Stock Option and one year from the date of exercise. A U.S. Optionee

11
may be subject to U.S. alternative minimum tax at the time of exercise of a U.S. Qualified Incentive Stock Option. The Compensation Committee may require a U.S. Optionee to give the Corporation prompt notice of any disposition of shares acquired by the exercise of a U.S. Qualified Incentive Stock Option prior to the expiration of such holding periods.

7.6	TRANSFERABILITY. No U.S. Qualified Incentive Stock Option granted under this Plan may be assigned or transferred by the U.S. Optionee other than by will or by the laws of descent and distribution, and during the U.S. Optionee’s lifetime, such U.S. Qualified Incentive Stock Option may be exercised only by the U.S. Optionee.

7.7	COMPENSATION COMMITTEE GOVERNANCE IF U.S. REGISTRANT. If and so long as the Common Shares are registered under Section 12(b) or 12(g) of the U.S. Securities Exchange Act, the Board of Directors will consider in selecting the members of the Compensation Committee, with respect to any persons subject or likely to become subject to Section 16 of the U.S. Securities Exchange Act, the provisions regarding “nonemployee directors” as contemplated by Rule 16b-3 under the U.S. Securities Exchange Act.

7.8	EXERCISE PRICE. Notwithstanding Section 6.3, no U.S. Qualified Incentive Stock Option granted under the Plan shall have an Exercise Price less than the fair market value of the underlying Common Shares at the date of grant of such Option, as determined at such time in good faith by the Board or Directors or the Compensation Committee, as the case may be.

7.9	APPROVAL BY SHAREHOLDERS. No U.S. Qualified Incentive Stock Option granted to a U.S. Optionee under this Plan shall become exercisable unless and until this Plan shall have been approved by the shareholders of the Corporation within 12 months of approval by the Board of Directors of the Corporation.

7.10	OPTION AGREEMENTS. Each Option will be evidenced by an Option Agreement which incorporates such terms and conditions as the Compensation Committee in its discretion deems appropriate and consistent with the provisions of this Plan (and the execution and delivery by the Corporation of an Option Agreement with a Participant shall be conclusive evidence that such Option Agreement incorporates terms and conditions approved by the Compensation Committee and is consistent with the provisions of this Plan). Each Option Agreement will be executed by the Participant to whom the Option is granted and on behalf of the Corporation by any member of the Compensation Committee or any officer of the Corporation or such other person as the Compensation Committee may designate for such purpose. Each Option Agreement will specify the reasons for the Corporation granting Options to such Participant.

8.	EXERCISE OF OPTIONS

8.1	EXERCISE OF OPTIONS. Subject to the terms and conditions of this Plan, the Compensation Committee may impose such limitations or conditions on the exercise or vesting of any Option as the Compensation Committee in its discretion deems appropriate, including limiting the number of Common Shares for which any Option may be exercised during any period as may be specified by the Compensation Committee and which number of Common Shares for which such Option may be exercised in any period will be specified in the Option Agreement with respect to such Option. Each Option Agreement will provide that the Option

12
granted thereunder may be exercised only by notice signed by the Participant or the Legal Representative of the Participant and accompanied by full payment for the Common Shares being purchased. Such consideration may be paid in any combination of the following:
(a)	cash, bank draft or certified cheque; or

(b)	such other consideration as the Compensation Committee may permit consistent with applicable laws. As soon as practicable after any exercise of an Option, a certificate or certificates representing the Common Shares in respect of which such Option is exercised will be delivered by the Corporation to the Participant.
8.2	WITHHOLDING TAX. The Participant will be solely responsible for paying any applicable withholding taxes arising from the grant, vesting or exercise of any Option and payment is to be made in a manner satisfactory to the Corporation. Notwithstanding the foregoing, the Corporation will have the right to withhold from any Option or any Common Shares issuable pursuant to an Option or from any cash amounts otherwise due or to become due from the Corporation to the Participant, an amount equal to any such taxes.

8.3	CONDITIONS. Notwithstanding any of the provisions contained in this Plan or in any Option Agreement, the Corporation’s obligation to issue Common Shares to a Participant pursuant to the exercise of an Option will be subject to, if applicable:
(a)	completion of such registration or other qualification of such Common Shares or obtaining approval of such governmental authority as the Corporation will determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b)	the admission of such Common Shares to listing or quotation on the Stock Exchange; and

(c)	the receipt from the Participant of such representations, agreements and undertakings, including as to future dealings in such Common Shares, as the Company or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.
9.	SUSPENSION, AMENDMENT OR TERMINATION OF PLAN

9.1	SUSPENSION, AMENDMENT OR TERMINATION OF PLAN. This Plan will terminate on the tenth anniversary of the Effective Date. The Compensation Committee will have the right at any time to suspend, amend or terminate this Plan in any manner including, without limitation, to reflect any requirements of any regulatory authorities to which the Corporation is subject, including the Stock Exchange, and on behalf of the Corporation agree to any amendment to any Option Agreement provided that the Compensation Committee in its discretion deems such amendment consistent with the terms of this Plan and all procedures and necessary approvals required under the applicable rules and regulations of all regulatory authorities to which the

13
Corporation is subject are complied with and obtained, but the Compensation Committee will not have the right to:
(a)	affect in a manner that is adverse or prejudicial to, or that impairs, the benefits and rights of any Participant under any Option previously granted under this Plan (except as permitted pursuant to Article 10 and except for the purpose of complying with applicable securities laws or the bylaws, rules and regulations of any regulatory authority to which the Corporation is subject, including the Stock Exchange);

(b)	decrease the number of Common Shares which may be purchased pursuant to any Option (except as permitted pursuant to Article 10) without the consent of such Participant;

(c)	increase the Exercise Price at which Common Shares may be purchased pursuant to any Option (except as permitted pursuant to Article 10) without the consent of such Participant;

(d)	extend the term of any Option beyond a period of ten years or the latest date permitted under the applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Stock Exchange;

(e)	grant any Option if this Plan is suspended or has been terminated; or

(f)	change or adjust any outstanding U.S. Qualified Incentive Stock Option without the consent of the Participant if such change or adjustment would constitute a “modification” that would cause such U.S. Qualified Incentive Stock Option to fail to continue to qualify as a U.S. Qualified Incentive Stock Option.
9.2	POWERS OF COMPENSATION COMMITTEE SURVIVE TERMINATION. The full powers of the Compensation Committee as provided for in this Plan will survive the termination of this Plan until all Options have been exercised in full or have otherwise expired.

10.	ADJUSTMENTS

10.1	ADJUSTMENTS. Appropriate adjustments in the number of Common Shares subject to this Plan, as regards Options granted or to be granted, in the number of Common Shares optioned and the applicable Exercise Price will be conclusively determined by the Compensation Committee to give effect to adjustments in the number of Common Shares resulting from subdivisions, consolidations, substitutions, or reclassifications of the Common Shares, the payment of stock dividends by the Corporation (other than dividends in the ordinary course) or other relevant changes in the capital of the Corporation or from a proposed merger, amalgamation or other corporate arrangement or reorganization involving the exchange or replacement of Common Shares of the Corporation for those in another corporation. Any dispute that arises at any time with respect to any such adjustment will be conclusively determined by the Compensation Committee, and any such determination will be binding on the Corporation, the Participant and all other affected parties.

14
10.2	MERGER AND ACQUISITION TRANSACTION. In the event of a Merger and Acquisition Transaction or proposed Merger and Acquisition Transaction, the Compensation Committee, at its option, may do any of the following:
(a)	the Compensation Committee may, in a fair and equitable manner, determine the manner in which all unexercised option rights granted under this Plan will be treated including, without limitation, requiring the acceleration of the time for the exercise of such rights by the Participants, the time for the fulfilment of any conditions or restrictions on such exercise, and the time for the expiry of such rights; or

(b)	the Compensation Committee or any corporation which is or would be the successor to the Corporation or which may issue securities in exchange for Common Shares upon the Merger and Acquisition Transaction becoming effective may offer any Participant the opportunity to obtain a new or replacement option over any securities into which the Common Shares are changed or are convertible or exchangeable, on a basis proportionate to the number of Common Shares under option and the Exercise Price (and otherwise substantially upon the terms of the Option being replaced, or upon terms no less favourable to the Participant) including, without limitation, the periods during which the Option may be exercised and expiry dates; and in such event, the Participant shall, if he accepts such offer, be deemed to have released his Option over the Common Shares and such Option shall be deemed to have lapsed and be cancelled; or

(c)	the Compensation Committee may commute for or into any other security or any other property or cash, any Option that is still capable of being exercised, upon giving to the Participant to whom such Option has been granted at least 30 days written notice of its intention to commute such Option, and during such period of notice, the Option, to the extent it has not been exercised, may be exercised by the Participant without regard to any vesting conditions attached thereto; and on the expiry of such period of notice, the unexercised portion of the Option shall lapse and be cancelled.
Section 10.1 and subsections (a), (b) and (c) of this Section 10.2 are intended to be permissive and may be utilized independently or successively in combination or otherwise, and nothing therein contained shall be construed as limiting or affecting the ability of the Compensation Committee to deal with Options in any other manner. All determinations by the Compensation Committee under this Section will be final, binding and conclusive for all purposes.
10.3	LIMITATIONS. The grant of Options under this Plan will in no way affect the Corporation’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, amalgamate, reorganize, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets or engage in any like transaction.

10.4	NO FRACTIONAL SHARES. No adjustment or substitution provided for in this Article 10 will require the Corporation to issue a fractional share in respect of any Option and the total substitution or adjustment with respect to each Option will be limited accordingly.

15
11.	GENERAL

11.1	NO RIGHTS AS SHAREHOLDER. Nothing herein or otherwise shall be construed so as to confer on any Participant any rights as a shareholder of the Corporation with respect to any Common Shares reserved for the purpose of any Option.

11.2	NO EFFECT ON EMPLOYMENT. Nothing in this Plan or any Option Agreement will confer upon any Participant any right to continue in the employ of or under contract with the Corporation or an Affiliate or affect in any way the right of the Corporation or any such Affiliate to terminate his or her employment at any time or terminate his or her consulting contract; nor will anything in this Plan or any Option Agreement be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any such Affiliate to extend the employment of any Participant beyond the time that he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or an Affiliate or any present or future retirement policy of the Corporation or an Affiliate, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or an Affiliate. Neither any period of notice nor any payment in lieu thereof upon termination of employment shall be considered as extending the period of employment for the purposes of the Plan.

11.3	NO FETTERING OF DIRECTORS’ DISCRETION. Nothing contained in this Plan will restrict or limit or be deemed to restrict or limit the right or power of the Board of Directors in connection with any allotment and issuance of Common Shares which are not allotted and issued under this Plan including, without limitation, with respect to other compensation arrangements.

11.4	APPLICABLE LAW. The Plan and any Option Agreement granted hereunder will be governed, construed and administered in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

11.5	INTERPRETATION. References herein to any gender include all genders and to the plural includes the singular and vice versa. The division of this Plan into Sections and Articles and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Plan.

11.6	REFERENCE. This Plan may be referred to as the “Aspreva 2002 Incentive Stock Option Plan”.